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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PLUM CREEK TIMBER COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of
2004 Annual Meeting
of Stockholders
and Proxy Statement

PLUM CREEK TIMBER COMPANY, INC.

Dear Stockholder:

        It is a pleasure to invite you to Plum Creek's Annual Meeting of Stockholders on Tuesday, May 4, 2004, beginning at 9:00 a.m. local time, at the Washington Athletic Club in Seattle, Washington. Driving instructions to the Washington Athletic Club can be found at the back of this document.

        Your vote is very important.    Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. You can vote over the Internet, by telephone or by mailing back a proxy card. Voting in any of these ways will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options. If you do attend the meeting in person, you will have the opportunity, if you desire, to change your vote at the meeting.

        The agenda for the Annual Meeting includes the election of nine (9) directors to serve until the 2005 Annual Meeting, consideration of a proposal to approve the Amended and Restated Plum Creek Stock Incentive Plan, consideration of a stockholder proposal (if it is properly presented at the meeting), consideration of a proposal to ratify the appointment of Ernst & Young as Plum Creek's independent auditors, and such other business as may properly come before the meeting. The Board of Directors recommends that you vote "FOR" the slate of director nominees, "FOR" approval of the Amended and Restated Plum Creek Stock Incentive Plan, "FOR" ratifying the appointment of Ernst & Young as Plum Creek's independent auditors and "AGAINST" the stockholder proposal. In addition to these specific matters, there will be a report on Plum Creek's operations and you will have an opportunity to ask questions of general interest to stockholders.

        If you have any questions concerning the Annual Meeting or any of the proposals, please contact our Investor Relations Department at (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).

        I look forward to seeing you on May 4th in Seattle.

Sincerely yours,

Rick R. Holley
President and Chief Executive Officer

PLUM CREEK TIMBER COMPANY, INC.
999 Third Avenue, Suite 4300
Seattle, Washington 98104-4096

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 4, 2004

        NOTICE is hereby given of the Annual Meeting of Stockholders of Plum Creek Timber Company, Inc., a Delaware corporation ("Plum Creek" or the "Company").

DATE, TIME AND LOCATION	The Annual Meeting will take place on Tuesday, May 4, 2004 at 9:00 a.m. local time, at the Washington Athletic Club located at 1325 Sixth Avenue, Seattle, Washington. Please refer to the map and the driving instructions at the back of this document for the location of the Washington Athletic Club.
AGENDA	The purposes of the Annual Meeting are:
	1.	To elect nine (9) persons to serve on the Board of Directors for one-year terms expiring at the Annual Meeting of Stockholders to be held in 2005;
	2.	To consider and act upon a proposal to approve the Amended and Restated Plum Creek Stock Incentive Plan;
	3.	To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as the company's independent auditors;
4.
To consider and act upon a stockholder proposal, if it is properly presented at the meeting, regarding adoption of environmental principles sponsored by the Coalition for Environmentally Responsible Economies (CERES); and
	5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
RECORD DATE	You are entitled to vote on the matters presented at the Annual Meeting if you were a stockholder of record at the close of business on March 15, 2004.
VOTING
Please submit your proxy as soon as possible so that your shares can be voted at the meeting. Submitting the enclosed form of proxy will appoint Rick R. Holley, William R. Brown and James A. Kraft as your proxies. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For instructions, please refer to the proxy card.

If your Plum Creek stock is held in "street name" by a broker, bank or other nominee, you are not the record holder of the stock (and your name is not on the Company's list of registered stockholders), but you are considered the beneficial owner of the stock, and these proxy materials are being forwarded to you by your broker, bank or other nominee record holder. If you hold your stock in street name and would like to vote in person at the meeting, you must bring with you a proxy, executed in your favor, from your broker, bank or other nominee record holder.

By Order of the Board of Directors

James A. Kraft
Senior Vice President, General Counsel and Secretary
March 19, 2004

CONTENTS

Solicitation of Proxy and Revocability	1
Vote Required and Method of Counting Votes	2
Board of Directors and Corporate Governance	2
Role of the Board of Directors	2
Director Independence	3
Board Committees	3
Report of the Audit and Compliance Committee	4
Selection of Nominees to the Board of Directors	4
Executive Session of the Board of Directors	5
Communicating with the Independent Directors	5
Code of Ethics and Other Corporate Governance Information	6
Director Compensation	6
Proposal 1	6
Security Ownership of Certain Beneficial Owners and Management	9
Executive Compensation	11
Summary Compensation Table	11
Grants of Stock Options in 2003	12
Aggregate Option Exercises in 2003 and Year-End Option Values	13
Equity Compensation Plan Information	14
Pension Plan	15
Employment Contracts and Termination of Employment and Change-in-Control Arrangements	16
Related Party Transactions	16
Indebtedness of Management	16
Compensation Committee Interlocks and Insider Participation	17
Compensation Committee Report on Executive Compensation	17
Compensation Philosophy	17
Base Salary	17
Annual Incentive, Stock Option and Performance Based Plans	17
CEO Compensation	19
Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes	19
Company Stock Price Performance	20
Total Stockholder Return for the Previous 1 Year	20
Indexed Total Return: Stock Price Plus Reinvested Dividends	20
Section 16(a) Beneficial Ownership Reporting Compliance	20
Proposal 2	21
Proposal 3	28

i

Independent Auditors	29
Fees to the Independent Auditors for 2002 and 2003	29
Other Matters Relating to the Independent Auditors	29
Proposal 4	30
Outstanding Capital Stock	32
Stockholder Proposals	32
Annual Report	32
Form 10-K	32
Incorporation by Reference	32
Other Matters	32
Audit and Compliance Committee Charter	Appendix A
Amended and Restated Stock Incentive Plan	Appendix B

ii

PLUM CREEK TIMBER COMPANY, INC.
999 Third Avenue, Suite 4300
Seattle, Washington 98104-4096

PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF
STOCKHOLDERS
To Be Held on May 4, 2004

The Date of this Proxy Statement is March 19, 2004.

        PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY THE BOARD OF DIRECTORS OF PLUM CREEK TIMBER COMPANY, INC. TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 4, 2004, AT 9:00 A.M. LOCAL TIME, AND AT ANY ADJOURNMENT THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. PLUM CREEK ANTICIPATES THAT THE NOTICE, THIS PROXY STATEMENT AND THE FORM OF PROXY ENCLOSED WILL FIRST BE SENT TO ITS STOCKHOLDERS ON OR ABOUT APRIL 5, 2004.

SOLICITATION OF PROXY AND REVOCABILITY

        This Proxy Statement is furnished to stockholders of Plum Creek Timber Company, Inc., a Delaware corporation ("Plum Creek" or the "Company") in connection with the Board of Directors' solicitation of proxies to be voted at the Company's Annual Meeting of Stockholders on May 4, 2004, or any adjournment thereof (the "Annual Meeting"). Proxies in the form enclosed which are properly executed and returned to the Company or voted by telephone or Internet, and not later revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the proxy card. Proxies received without specific voting instructions, unless revoked before exercised, will be voted:

  •
  "For" each of the nominees for director listed in these materials and on the proxy;

  •
  "For" approval of the Amended and Restated Plum Creek Stock Incentive Plan;

  •
  "For" ratifying the appointment of Ernst & Young LLP as Plum Creek's independent auditors; and

  •
  "Against" the stockholder proposal regarding adoption of environmental principles sponsored by the Coalition for Environmentally Responsible Economies (CERES).

Proxies will be voted on such other matters as may properly come before the meeting or any adjournment thereof in the discretion of the appointed proxy holders.

        Any person giving a proxy may revoke it at any time prior to its exercise. A proxy may be revoked either by filing an instrument of revocation with the Company's Secretary, voting by telephone or Internet at a later date, or signing and submitting another proxy card with a later date. A proxy may also be revoked by voting in person at the meeting. If your shares of Plum Creek common stock are held in street name (in the name of a bank, broker or other nominee as the holder of record), you must obtain a proxy, executed in your favor, from the nominee holder of record to be able to vote in person at the Annual Meeting.

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxies, and any additional material that may be furnished to stockholders. In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, the Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of Plum Creek common stock. In addition to solicitation by mail, Directors, officers, or other employees of the Company, without extra remuneration, may solicit proxies in person or by telephone or facsimile. Georgeson Shareholder Communications, Inc. will assist Plum Creek in the solicitation of proxies for a fixed fee of $8,000 and reasonable out-of-pocket expenses, to be paid by the Company.

        In accordance with Rule 14a-3(e)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Company receives instructions to the contrary, only one copy of the Company's 2003 Annual Report and 2004 Annual Meeting Proxy Statement will be delivered to multiple stockholders sharing the same address. Upon written or oral request of any stockholder residing at a shared address to which a single copy of the 2003 Annual Report and 2004 Annual Meeting Proxy Statement was delivered, the Company hereby undertakes to deliver promptly to such stockholder a separate copy of such documents. Any such request may be made by telephone or in writing as follows: if by Telephone, call (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect); if in writing, address notifications to Investor Relations Department, 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096. Stockholders sharing an address who would prefer to receive only one copy of the Company's annual report or proxy statement in the future, or who would prefer to receive separate copies of such documents in the future, may notify the Company of their preference by following the instructions immediately above.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

        Under the Delaware General Corporation Law ("Delaware Law") and the Company's Amended and Restated Bylaws, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee, as record holder of shares of stock for a beneficial owner, votes on at least one proposal but not on another because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        Each share of Plum Creek common stock entitles the holder to one vote on each of the four (4) proposals to be presented at the Annual Meeting.

        For Proposal 1, the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The nine (9) nominees who receive the greatest number of votes cast for the election of directors by shares that are entitled to vote and are present in person or by proxy at the Annual Meeting will be elected directors. In an uncontested plurality election, such as this, abstentions and broker non-votes have no effect, because approval by a specified percentage of shares outstanding or present at the meeting is not required.

        For each of proposals 2, 3 and 4, the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required. An abstention or a broker non-vote, therefore, will have the same effect as a vote against the proposal.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors

        Pursuant to Delaware Law and the Company's Amended and Restated Bylaws, the business, property and affairs of Plum Creek are managed under the direction of the Board of Directors. The current members of the Board are Rick R. Holley, Ian B. Davidson, Robin Josephs, David D. Leland, John G. McDonald, Hamid R. Moghadam, John H. Scully, Stephen C. Tobias and Carl B. Webb. Members of the Board are kept informed of Plum Creek's business through discussions with Plum

Creek's officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board of Directors held four regularly scheduled meetings and one special meeting in 2003.

Director Independence

        The Board of Directors has determined that each of the current directors standing for re-election, except for Rick R. Holley, and each of the two new candidates standing for election, Carl B. Webb and Robin Josephs, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is therefore independent within the meaning of the Company's director independence standards, which reflect exactly the New York Stock Exchange director independence standards as currently in effect and as they may be changed from time to time.

Board Committees

        The Board has standing Audit and Compliance, Corporate Governance and Nominating and Compensation Committees.

        Compensation Committee.    The Compensation Committee of the Board held two meetings during 2003. The Compensation Committee is responsible for developing and modifying over time compensation policies and plans and recommending such policies and plans for Board approval, including the compensation policies and plans for the Company's executive officers and directors. The Compensation Committee is also responsible for making recommendations to the Board concerning amendments to the compensation plans and, in certain instances, making amendments to such plans. The committee also oversees the annual performance evaluation of the Company's President and Chief Executive Officer, and is responsible for producing an annual report on executive compensation for inclusion in the Company's proxy materials. The current members of this committee are Messrs. Tobias (Chairman), Moghadam and Webb and Ms. Josephs.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee of the Board, which held four meetings during 2003, is responsible for both overseeing and coordinating many of the Company's corporate governance practices, as well as advising the Board with respect to matters of Board composition and procedures, developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally, and overseeing the annual evaluation of the Board and its committees. The current members of this committee are Messrs. Scully (Chairman), Leland, McDonald and Moghadam.

        Audit and Compliance Committee.    During 2003, the Audit and Compliance Committee of the Board met nine times. The Audit and Compliance Committee acts pursuant to a written charter, a copy of which is attached hereto as Appendix A. The charter was originally adopted by the Board during 2000, and was revised in February of 2004. This committee has the responsibility to appoint, terminate, replace, compensate and oversee the Company's independent public accountants, to review and approve the scope of the annual audit, to interview the independent public accountants for review and analysis of the Company's financial systems and controls, and to review the independence of, and pre-approve any audit or non-audit services provided by, the independent public accountants.

        Current members of the Audit and Compliance Committee are Messrs. Davidson (Chairman), Leland and McDonald and Ms. Josephs. The Board of Directors has determined that the members of the Audit and Compliance Committee are independent in accordance with both the New York Stock Exchange listing standards applicable to audit committee members and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, the Board has designated each of

Mr. Davidson and Ms. Josephs as an "audit committee financial expert", as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

Report of the Audit and Compliance Committee

        In connection with the Audit and Compliance Committee's review of the Company's financial statements for the year ended December 31, 2003:

  1.
  The Audit and Compliance Committee has reviewed and discussed the audited financial statements with management of the Company;

  2.
  The Audit and Compliance Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61;

  3.
  The Audit and Compliance Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence; and

  4.
  Based on the review and discussions of the above three items, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Ian B. Davidson—Chairman

Robin Josephs, David D. Leland and John G. McDonald

Selection of Nominees to the Board of Directors

        The Corporate Governance and Nominating Committee will consider nominee recommendations from stockholders. Stockholder recommendations must be in writing and addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096. If a stockholder intends to make a nomination at any Annual Meeting, the Company's Amended and Restated Bylaws require that the stockholder deliver written notice to the Company not more than 90 days or less than 60 days prior to the anniversary date of the Company's previous year's Annual Meeting of stockholders. The notice must set forth, among other things: (1) the name and address of the stockholder who intends to make the nomination; (2) the name, age, address and principal occupation of the proposed nominee or nominees; (3) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) the consent of each proposed nominee to serve as a director of the Company if so elected; and (5) the number of shares of common stock of the Company owned by the notifying stockholder and by the proposed nominee or nominees. These bylaw provisions afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications.

        The committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The committee also seeks to have the Board represent a diversity of backgrounds and experience.

        The Corporate Governance and Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above. From time to time the committee engages firms that specialize in identifying director candidates. As described above, the committee will also consider candidates recommended by stockholders.

        Once a person has been identified as a potential candidate by the Corporate Governance and Nominating Committee, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the committee requests information from the candidate, reviews the person's accomplishments and qualifications in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

        Mr. Webb was recommended to the Corporate Governance and Nominating Committee for consideration by a non-management member of the Board of Directors, and Ms. Josephs was recommended to the committee for consideration by an investment banking firm with which the Company does business from time to time and a non-management member of the Board of Directors.

Executive Session of the Board of Directors

        In accordance with the Company's Corporate Governance Guidelines, the Board's independent directors meet in executive session four (4) times each year. The Chairman of the Board presides at, and sets the agenda for, each executive session of the independent directors. Additionally, the Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the chair of the Audit and Compliance Committee, the Corporate Governance and Nominating Committee and the Compensation Committee, respectively, shall each preside over the meetings of the independent directors in rotating order as decided by the other independent directors. Mr. Leland served in this position during 2003.

Communicating with the Board

        Any person who wishes to notify or communicate with the entire board of directors, any individual director, or the independent directors as a group, may contact the Chairperson of the board of directors or the chair of any committee of the board of directors. Communications should be delivered to the following address, marked "confidential", care of Corporate Secretary, Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300, Seattle, Washington 98104. The Corporate Secretary reviews all such correspondence and will forward to the Board a copy of such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

        While directors are always welcome to attend each annual meeting of stockholders, the board has no formal policy requiring such attendance. Two of the Company's directors, Messrs. Holley and Leland, attended the 2003 annual meeting of stockholders held on May 6, 2003.

Code of Ethics and Other Corporate Governance Information

        The Company maintains a Code of Conduct, which applies to each director and to all of the employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. In addition, each of the committees of the Board is governed by a charter. The Code of Conduct and the governing charters of the Audit and Compliance, Compensation, and Corporate Governance and Nominating committees, along with the Company's Corporate Governance Guidelines, can be found on the Company's website at www.plumcreek.com by clicking on "Investors," and then "Corporate Governance". Copies of these documents may be obtained by contacting the Company's Investor Relations Department at 999 Third Avenue, Suite 4300, Seattle, Washington 98104, or by calling (206) 467-3600. The Company intends to post amendments to or waivers from its Code of Conduct (to the extent applicable to the Company's chief executive officer, principal financial officer or principal accounting officer) at this location on its website.

Director Compensation

        Each non-employee director receives an annual fee of $40,000 and $1,200 for regular meetings attended and $600 for telephonic meetings presence (including committee meetings), along with 6,000 stock options and an equal number of dividend equivalent rights. The stock options vest in equal amounts over four years, carry an exercise price equal to the fair market value of the Company's common stock on the date of grant and have a 10-year term. Dividend equivalent rights represent the right, subject to the attainment of certain Company performance goals, to receive a payment equal in value to the per-share dividend paid over a five-year period by the Company multiplied by the number of unexercised stock options.

        The Chairman of the Board receives an additional annual fee of $30,000; the Chair of the Audit and Compliance Committee receives an additional annual fee of $10,000; the Chair of the Compensation Committee receives an additional annual fee of $5,000 and the Chair of the Corporate Governance and Nominating Committee receives an additional annual fee of $5,000, each for serving in their respective Chair capacities. In addition, each director was reimbursed for expenses incurred in connection with attending Board and committee meetings. Directors may also elect to take their Board fees in common stock of the Company and may defer all or part of their compensation.

PROPOSAL 1

Election of Directors

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

        The directors whose terms expire in 2004 and have been nominated for election to one-year terms of office expiring at the 2005 Annual Meeting, or until their successors are elected, are Rick Holley, Ian Davidson, Robin Josephs, David Leland, John McDonald, Hamid Moghadam, John Scully, Stephen Tobias and Carl Webb.

        In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Ms. Josephs and Messrs. Holley, Davidson, Leland, McDonald, Moghadam, Scully, Tobias and Webb. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director.

        Each of the nominees has agreed to serve as a director if elected, and the Company believes that each of them will be available to serve.

        The names and ages of the nominees and their principal occupations or employment during the past five years are set forth below.

Nominees for Election to One-Year Terms Expiring at the 2005 Annual Stockholder Meeting:

Rick R. Holley	52
		Mr. Holley was elected to the Board of Directors of the Company on July 1, 1999 and has served as the Company's President and Chief Executive Officer since July 1, 1999, the date of our conversion from a master limited partnership to a Real Estate Investment Trust, or REIT. Mr. Holley served from January 1994 through July 1999 as the President and Chief Executive Officer the Plum Creek Management Company, L.P. (the "Management Partnership"), the former general partner of Plum Creek Timber Company, L.P., the former master limited partnership and predecessor to our current operating partnership. From January 1994 through July 1999, he also served as a director of PC Advisory Corp I ("Corp I"), the former general partner of the Management Partnership.
Ian B. Davidson	72
		From December 1992 through July 1999, Mr. Davidson served as a director of Corp I. Mr. Davidson was elected to the Board of Directors of the Company on July 1, 1999. Mr. Davidson is the chairman of the board of directors of Davidson Companies, the holding company that owns the brokerage firm D.A. Davidson & Co.
Robin Josephs	44
		Ms. Josephs was appointed to the Board of Directors of the Company in July 2003. She is the managing director of Ropasada, LLC, a private investment firm. Ms. Josephs was employed by Goldman Sachs from 1986 to 1996 in their Real Estate Investment Banking Division and Equity Capital Markets Group, and prior to that served as an analyst for Booz Allen & Hamilton, Inc. in New York. Since March 1998, Ms. Josephs has served on the Board of Directors of iStar Financial, Inc.
David D. Leland	68
		Mr. Leland served as a director and chairman of the board of Corp I from December 1992 through July 1999. From December 1992 to December 1993, Mr. Leland also served as the President and Chief Executive Officer of the Management Partnership. Mr. Leland was elected to the Board of Directors of the Company as Chairman on July 1, 1999.
John G. McDonald	66
		Professor McDonald was elected to the Board of Directors of the Company on July 1, 1999. Professor McDonald is the IBJ Professor of Finance in the Graduate School of Business at Stanford University, where he has been a faculty member since 1968. Professor McDonald also serves as a director of Varian, Inc.; Scholastic Corp.; iStar Financial, Inc.; and eight mutual funds managed by Capital Research and Management Company.

Hamid R. Moghadam	47
		Mr. Moghadam was elected to the Board of Directors of the Company on July 1, 1999. He is the Chief Executive Officer of AMB Property Corporation and chairman of its board of directors. Mr. Moghadam is also one of the founders of AMB (in 1983), which is one of the largest public REITs in the country focusing on high throughput distribution properties.
John H. Scully	59
		Mr. Scully served as a director of Corp I from November 1992 through July 1999, and was elected to the Board of Directors of the Company on July 1, 1999. Mr. Scully is managing director of SPO Partners & Co., a private investment firm that was an affiliate of the Management Partnership. Mr. Scully also serves as chairman of the board for Advent Software, Inc.
Stephen C. Tobias	59
		Mr. Tobias was appointed to the Board of Directors of the Company in October 2001. Mr. Tobias has served as the Vice Chairman and Chief Operating Officer of Norfolk Southern Corporation since July, 1998, and as the Vice President of Norfolk Southern Railway Company since May, 2000, having served prior thereto as Executive Vice President-Operations of Norfolk Southern Corporation and Vice President and Chief Operating Officer of Norfolk Southern Railway Company. Mr. Tobias also serves as a director of Norfolk Southern Railway Company.
Carl B. Webb	54
		Mr. Webb was appointed to the Board of Directors of the Company in October 2003. Mr. Webb served as President and Chief Operating Officer and Director of Golden State Bancorp, Inc. and its wholly owned subsidiary California Federal Bank from 1994 to 2002. Prior to working at Golden State Bancorp, Inc., he was employed by First Madison Bank as President and Chief Executive Officer. Mr. Webb has served on the Board of Directors of First Nationwide Mortgage Corporation of Frederick, Maryland.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES ON THE ENCLOSED PROXY CARD. UNLESS INDICATED OTHERWISE, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's common stock as of March 19, 2004 for each director, each named executive officer and the directors and executive officers as a group. As of March 19, 2004, there was no person or entity known to the Company to beneficially own more than 5% of the Company's common stock. The address of each person is c/o Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096.

Name of Individual or Identity of Group	Number of Shares Beneficially Owned		Percent of Class
Directors
Ian B. Davidson	27,958	(a)	*
Rick R. Holley	650,871	(b)	*
Robin Josephs	2,000		*
David D. Leland	78,250	(c)	*
John G. McDonald	4,250	(d)	*
Hamid R. Moghadam	10,364	(e)	*
John H. Scully	385,480	(f)	*
Stephen C. Tobias	3,999	(g)	*
Carl B. Webb	371		*
Named Executive Officers
William R. Brown	127,060	(h)	*
Michael J. Covey	104,885	(i)	*
James A. Kraft	120,830	(j)	*
Thomas M. Lindquist	47,782	(k)	*
Directors & Executive Officers as a Group (17 persons including those named above)	1,559,676		*

*
Represents less than 1.0% of the outstanding shares of common stock, based on 185,226,199 shares of common stock outstanding as of March 19, 2004.

(a)
Includes 300 shares of common stock owned by Mr. Davidson's wife. Also includes 2,250 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

(b)
Includes 344,471 shares of common stock held by two employee benefits trusts with respect to which Mr. Holley, as President and Chief Executive Officer of the Company, has voting and dispositive power. Of this amount, Mr. Holley has a pecuniary interest in 168,179 shares, receipt of which has been deferred pursuant to an election under employee benefits plans. Mr. Holley disclaims beneficial ownership of the remaining 176,292 shares of common stock held in the trusts. Also includes 250,000 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

(c)
Includes 18,000 shares of common stock held by Mr. Leland's wife. Also includes 2,250 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

(d)
Includes 2,250 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

(e)
Includes 8,114 shares of common stock, receipt of which has been deferred pursuant to an election under a director stock ownership and deferral plan. Also includes 2,250 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

(f)
Includes 378,230 shares of common stock held in a trust over which Mr. Scully has voting and dispositive power. Also includes 2,250 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

(g)
Includes 1,749 shares of common stock, receipt of which has been deferred pursuant to an election under a director stock ownership and deferral plan. Also includes 2,250 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

(h)
Includes 39,264 shares of common stock, receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 83,750 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

(i)
Includes 24,332 shares of common stock, receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 78,750 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

(j)
Includes 72,531 shares of common stock, receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 45,500 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

(k)
Includes 17,500 shares of common stock issuable under stock options exercisable within sixty days of March 19, 2004.

EXECUTIVE COMPENSATION

        The following table sets forth a summary of compensation for the three years ended December 31, 2003 for the President and Chief Executive Officer and the Company's four other most highly compensated executive officers for services rendered in all capacities. Compensation amounts are on an accrual basis and include amounts deferred at the officer's election.

Summary Compensation Table

								Long Term Compensation
		Annual Compensation						Awards			Payouts
				(a)		(b)		(c)			(d)	(e)
Name & Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Rick R. Holley President and Chief Executive Officer	2003 2002 2001	$ $ $	720,000 700,000 575,000	$ $ $	898,560 820,500 747,500					100,000 100,000 100,000	$1,580,000	$ $ $	43,290 38,857 15,961
Michael J. Covey Executive Vice President	2003 2002 2001	$ $ $	360,000 350,000 268,755	$ $ $	340,000 300,000 300,000	$ $	3,315 99,768			35,000 35,000 30,000	$440,000	$ $ $	21,797 18,974 12,226
Thomas M. Lindquist Executive Vice President	2003 2002 2001	$ $	285,000 275,000	$ $	285,000 260,000			$ $	280,757 283,500	35,000 35,000	$150,000	$ $	19,036 13,870
William R. Brown Executive Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	285,000 275,000 262,500	$ $ $	275,000 256,000 262,500					35,000 35,000 30,000	$480,000	$ $ $	26,839 17,511 12,996
James A. Kraft Senior Vice President, General Counsel and Secretary	2003 2002 2001	$ $ $	270,000 268,000 258,000	$ $ $	270,000 249,000 258,000					18,000 20,000 18,000	$350,000	$ $ $	18,193 16,254 11,866

(a)
The amounts under the Bonus column of the Summary Compensation Table represent cash payments under the Plum Creek Annual Incentive Plan.

(b)
The amount under the Other Annual Compensation column of the Summary Compensation Table for 2002 represents reimbursement for certain taxes incurred in connection with a relocation expense reimbursement. The amount for 2001 includes perquisites in the amount of $48,887 for reimbursement of relocation expenses and $36,804 for certain taxes incurred in connection with such relocation expense reimbursement.

(c)
The amounts under the Restricted Stock Awards column of the Summary Compensation Table represent the market value of restricted shares of Plum Creek common stock based on the closing price of the stock on the respective dates of grant. As of December 31, 2003, Mr. Lindquist had been awarded 19,312 restricted shares of Plum Creek common stock, representing an aggregate market value of $588,050 based on the closing price of the stock on December 31, 2003. The restrictions on these shares of common stock lapse on December 31, 2004, and each share earns dividends as they are declared and paid by the Board of Directors.

(d)
The amounts under the LTIP (long term incentive plan) Payouts column of the Summary Compensation Table represent the dollar value of the payout in 2003 of value management awards granted in the year 2000 under the Plum Creek Stock Incentive Plan. Under the terms of the 2000 value management awards, each award unit vests at a percentage of face value depending upon the achievement of a measure of total stockholder return at the end of the three-year performance period relative to a peer group of forest product companies selected by the Company's Compensation Committee.

The terms of the 2000 awards also provide that: (i) fifty-percent (50%) of the settlement value is to be paid at the beginning of the year following the performance period, and the remaining fifty-percent (50%) is paid one year later; and (ii) the total settlement value is paid fifty-percent (50%) in cash and fifty-percent (50%) in Plum Creek common stock. Due to the Company's strong relative performance, the maximum value for the 2000 value management award grant was achieved, and the first half of the award was paid in February of 2003.

(e)
The amounts under the All Other Compensation column of the Summary Compensation Table include matching thrift contributions in the Plum Creek qualified Thrift and Profit Sharing Plan and interest accrued in 2003 on earned dividend equivalent rights related to vested stock options. Matching thrift contributions for 2003 for Messrs. Holley, Covey, Lindquist, Brown and Kraft were $13,800, $12,950, $19,036, $16,945 and $12,990, respectively. Interest accrued during 2003 on earned dividend equivalent rights related to vested stock options for Messrs. Holley, Covey, Lindquist, Brown and Kraft were $29,490, $8,847, $0, $9,894, and $5,203, respectively. Matching thrift contributions for 2002 for Messrs. Holley, Covey, Lindquist, Brown and Kraft were $14,375, $11,630, $13,870, $9,142 and $11,950, respectively. Interest accrued during 2002 on earned dividend equivalent rights related to vested stock options for Messrs. Holley, Covey, Lindquist, Brown and Kraft were $24,482, $7,344, $0, $8,369 and $4,304, respectively. Matching thrift contributions for 2001 for Messrs. Holley, Covey, Lindquist, Brown and Kraft were $10,725, $10,665, $0, $11,163 and $10,950, respectively. Interest accrued during 2001 on earned dividend equivalent rights related to vested stock options for Messrs. Holley, Covey, Lindquist, Brown and Kraft were $5,236, $1,571, $0, $1,833 and $916, respectively.

Grants of Stock Options in 2003

        The following table sets forth information on stock option grants during the fiscal year 2003 to the named executive officers. The options set forth in the table below were granted on January 28, 2003.

Name	(a) Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	(b) Grant Date Present Value
Rick R. Holley	100,000	21.9%	$21.91	1/28/13	$327,000
Michael J. Covey	35,000	7.7%	$21.91	1/28/13	$114,450
Thomas M. Lindquist	35,000	7.7%	$21.91	1/28/13	$114,450
William R. Brown	35,000	7.7%	$21.91	1/28/13	$114,450
James A. Kraft	18,000	3.9%	$21.91	1/28/13	$58,860

(a)
Each of the options reflected in this table was granted to the respective named executive officer under the Plum Creek Stock Incentive Plan. Each stock option has a ten-year term, an exercise price equal to the fair market value of the Company's common stock on the date of grant and vests in equal amounts over four years.

  Dividend equivalents have been granted in tandem with each option granted in 2003 to the named executive officer. Under the terms of the 2003 awards as determined by the Compensation Committee, dividend equivalents represent the right, subject to the attainment of certain Company performance goals, to receive a payment equal in value to the per-share dividend paid over a five-year period by the Company multiplied by the number of unexercised stock options. Each year during the five-year performance period, a participant may earn for each dividend equivalent right an amount equal to the Company's current year dividend plus prior year unearned dividends if the Company's total stockholder return, on an annualized basis, equals or exceeds 13% for 15 trading days out of any 30 trading day period in any given year.

  The total stockholder return computation consists of the Company's stock price appreciation plus dividends paid. Payments related to the achievement of any performance goal will be made at the end of the five-year performance period, and will be made half in cash and half in Plum Creek common stock, unless the award recipient meets the minimum requirements of the Company's Stock Ownership Guidelines, in which case the recipient would be paid entirely in cash. If a participant terminates employment prior to the end of the five-year performance period, a cash payment will be made for any performance goals achieved in connection with vested stock options through the last day of employment. Payment related to unvested stock options and performance goals achieved after termination of employment are forfeited. As of December 31, 2003, the following amounts had been earned by Messrs. Holley, Covey, Lindquist, Brown and Kraft, respectively, in connection with dividend equivalent rights related to the vested portion of stock options: $713,500, $214,050, $0, $238,875 and $125,948.

(b)
The value has been calculated using the Black-Scholes stock option valuation methodology. The applied model used the grant date of January 28, 2003 and an option price of $21.91. It also assumed a risk-free rate of return of 3.5%, a dividend yield of 6.4%, and a stock price volatility of 29%. Options have an exercise period of ten years, but the estimated effective option life is approximately seven years, taking into account the four-year vesting schedule.

Aggregate Option Exercises in 2003 and Year-End Option Values

        The following table sets forth information on the exercise of stock options during fiscal year 2003 by each of the named executive officers and the value of unexercised options at December 31, 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Rick R. Holley			150,000	250,000	$590,655	$1,240,905
Michael J. Covey			46,250	83,750	$178,125	$417,775
Thomas M. Lindquist			8,750	61,250	$6,563	$318,588
William R. Brown			50,000	85,000	$196,219	$423,806
James A. Kraft			27,125	46,375	$104,878	$223,879

        The value of unexercised stock options is based on the difference between the exercise price of the options and $30.45, the fair market value of Plum Creek common stock on December 31, 2003.

Equity Compensation Plan Information

        The following table summarizes options and other rights outstanding under Plum Creek's equity based compensation plans as of December 31, 2003:

Plan category	(a) Securities to be issued upon exercise	(b) Weighted-average exercise price	(c) Securities available for future issuance
Equity Compensation Plans Approved by Security Holders	1,552,099 shares	$25.79 per share	1,682,299 shares
Equity Compensation Plans Not Approved by Security Holders(d)	—	—	—

(a)
Number of securities to be issued upon exercise of outstanding options.

(b)
Weighted-average exercise price of outstanding options.

(c)
Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a). Represents shares available for future issuance under the Stock Incentive Plan. At December 31, 2003, 1.7 million shares of the 3.425 million shares available for issuance under Plum Creek's Stock Incentive Plan have been used for the grant of non-qualified stock options, the grant of restricted stock or payment of vested value management awards. The number of shares to be issued in connection with dividend equivalents and value management awards is not determinable until after the end of their respective performance periods.

(d)
On October 6, 2001, five subsidiary corporations of Georgia-Pacific Corporation, which collectively held all of the assets and liabilities representing a former operating division of Georgia-Pacific known as The Timber Company, merged with and into Plum Creek (the "Timber Company Merger"). In connection with the Timber Company Merger, Plum Creek assumed all of the outstanding options to acquire common stock of The Timber Company, which were converted into options to acquire Plum Creek common stock. As of December 31, 2003, there were 845,815 outstanding options to acquire Plum Creek common stock that were issued originally under Georgia-Pacific Corporation long-term incentive plans as options to acquire common stock of The Timber Company. These stock options have a weighted average exercise price of $16.01 per common share and were assumed by the Company in connection with the Timber Company Merger. Plum Creek stockholders approved each of The Timber Company Merger and the related merger agreement (and all of the transactions contemplated by the merger agreement, including Plum Creek's assumption of the stock options). No additional options to acquire Plum Creek common stock may be granted under the Georgia-Pacific long-term incentive plans as a result of The Timber Company Merger.

Pension Plan

        Estimated annual benefit levels under the Plum Creek pension plan ("Pension Plan"), based on earnings and years of credited service at age 65, are as follows:

	Years of Credited Service
Final Average Earnings
	15	20	25	30
$100,000	$21,803	$29,070	$36,338	$43,605
$300,000	$69,803	$93,070	$116,338	$139,605
$500,000	$117,803	$157,070	$196,338	$235,605
$700,000	$165,803	$221,070	$276,338	$331,605
$900,000	$213,803	$285,070	$356,338	$427,605
$1,100,000	$261,803	$349,070	$436,338	$523,605
$1,300,000	$309,803	$413,070	$516,338	$619,605
$1,500,000	$357,803	$477,070	$596,338	$715,605
$1,700,000	$405,803	$541,070	$676,338	$811,605
$1,900,000	$453,803	$605,070	$756,338	$907,605
$2,100,000	$501,803	$669,070	$836,338	$1,003,605

        Benefit accruals under the Pension Plan are based on the gross amount of salary and incentive bonuses, but excluding all commissions and other extra or added compensation or benefits of any kind or nature. Also excluded is the value of any payout of a value management award or dividend equivalent right. Benefit amounts in the table above are shown as a single life annuity at age 65.

        The Pension Plan formula for retirement at age 65 is 1.1% of the highest five consecutive-year average earnings, plus 0.5% of the highest five consecutive-year average earnings in excess of one-third of the OASDI taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. An early retirement supplement equal to 1% of the highest five consecutive-year average earnings up to one-third of the OASDI taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable until age 62. Both the basic benefit and the supplement benefit are reduced by 2% for each year the employee's actual retirement date precedes the date the employee would have attained age 65, or the date the employee could have retired after attaining age 60 with 30 years of credited service, if earlier. In addition, the basic benefit and the supplemental benefit will be reduced by:

  •
  any previously distributed benefits earned under the Burlington Resources Inc. Pension Plan, in which participation was terminated on December 31, 1992 for the officers of the former general partner of the Company; and

  •
  any previously distributed units earned between 1991 and 1993 under the Plum Creek Management Company Key Employee Unit Award Plan as set forth in the Plum Creek Key Employee Supplemental Pension Plan.

        Years of service under the Pension Plan at age 65 for Messrs. Holley, Covey, Lindquist, Brown and Kraft would be 30, 30, 24, 26 and 30, respectively. Years of service under the Pension Plan as of December 31, 2003 for Messrs. Holley, Covey, Lindquist, Brown and Kraft were 21, 21, 2, 13 and 20, respectively.

        In lieu of the benefit described above, an enhanced benefit will be payable to Mr. Holley if he retires after attaining age 55. This enhanced benefit equals 50% of his highest five consecutive-year average earnings at age 55, increased by 2% for each year Mr. Holley continues working beyond age 55 (to a maximum of 5 years), and reduced by the previously distributed benefits under the Burlington Resources Inc. Pension Plan and Mr. Holley's estimated primary Social Security benefit. Estimated annual enhanced benefit levels are as follows:

	Retirement Age
Final Average Earnings
	55	60	65
$100,000	$50,000	$60,000	$60,000
$300,000	$150,000	$180,000	$180,000
$500,000	$250,000	$300,000	$300,000
$700,000	$350,000	$420,000	$420,000
$900,000	$450,000	$540,000	$540,000
$1,100,000	$550,000	$660,000	$660,000
$1,300,000	$650,000	$780,000	$780,000
$1,500,000	$750,000	$900,000	$900,000
$1,700,000	$850,000	$1,020,000	$1,020,000
$1,900,000	$950,000	$1,140,000	$1,140,000
$2,100,000	$1,050,000	$1,260,000	$1,260,000

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Mr. Lindquist is a party to a contract with the Company governing the terms of his employment as an executive officer. In addition to establishing his initial base salary and bonus potential, the contract provided for an initial grant of 35,000 stock options (including an equal number of dividend equivalent rights) and 1,500 value management award units, along with 19,312 shares of restricted Plum Creek common stock. The shares of restricted stock carry a three-year vesting period and were granted both as part of the recruiting process and in lieu of forgone bonus and long-term incentive payments from his previous employer. Mr. Lindquist is also eligible to receive a discretionary stock incentive award at the end of his third year of employment with the Company, not to exceed $250,000 in value, depending upon individual performance and contribution to the Company. If Mr. Holley were no longer employed by the Company at the end of the three-year performance period, Mr. Lindquist would be entitled to receive shares of the Company's common stock at least equal in value to $100,000.

        Each of the named executive officers and directors of the Company is a participant in the Plum Creek Stock Incentive Plan, which contains specific termination and change-in-control provisions. According to the terms of the plan, if a plan participant were terminated by the Company within one year following a change-in-control of the Company for any reason other than cause, death or disability, or if a plan participant were to resign for good reason (as defined in the plan) within one year following a change-in-control of the Company, then: (1) all unvested stock options held by the plan participant would become fully vested and exercisable; (2) all dividend equivalent rights previously credited to the plan participant would be paid to the participant within ten (10) business days of such termination; and (3) the maximum performance goal measure for each value management award would be deemed to have been achieved, and a pro rata amount (based on the number of months elapsed with respect to each performance period) of each award would be paid in cash to the plan participant within ten (10) business days of such termination.

RELATED PARTY TRANSACTIONS

        None.

INDEBTEDNESS OF MANAGEMENT

        None.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No person who served as a member of the Compensation Committee during 2003 has any compensation committee interlocks or other insider participation to report. Ms. Josephs and Messrs. Tobias (Chairman), Moghadam and Webb served as members of the Compensation Committee during 2003. In addition, Mr. William J. Patterson served as a member of the committee through May of 2003, at which time his term as a member of the Board of Directors expired.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors, consisting entirely of independent non-employee directors, has furnished the following report on executive compensation:

Compensation Philosophy

        The philosophy of the Company's compensation programs is to enhance the Company's performance and stockholder value by aligning the financial interests of the Company's executives and senior managers with those of its stockholders, while keeping the overall compensation package competitive. This philosophy is implemented by providing competitive base salaries as well as annual incentives. The annual incentive plan is based primarily on performance against a financial target of funds from operations (generally defined as net income plus non-cash charges equal to depletion, depreciation and the cost basis for lands sold), achievement of strategic objectives for the Company and individual management performance. The long-term incentive plan is based on both absolute and relative total stockholder return measures (with relative performance compared to the Company's peer group). The compensation package for officers includes a number of components that are designed to align individual compensation with the short-term and long-term performance of the Company. The compensation package for each of the officers in 2003 consisted of four elements: (1) base salary, (2) annual incentive-based bonus (3) long-term incentive plan and (4) various other benefits.

Base Salary

        It is the Company's objective to pay base salaries at levels that are competitive (at or near the median) with those paid to senior executives of companies in the forest products industry. The Committee believes that this is necessary to attract and retain the executive management required to lead the Company. Industry, peer group and national survey results are considered in making salary determinations. The Committee engages Mercer Human Resource Consulting, an independent third party consulting firm, to provide the Committee with relevant market data. Salaries are reviewed annually in connection with performance reviews. Rick Holley, as President and Chief Executive Officer, reviews the other executives' performances on an annual basis and makes salary recommendations to the Compensation Committee. The Compensation Committee independently reviews these recommendations and approves, with any modifications it deems appropriate, the annual salary for each executive.

Annual Incentive, Stock Option and Performance Based Plans

        In 1999, the Compensation Committee recommended, and the Board approved, adoption of the Plum Creek Annual Incentive Plan (the "AIP") and the Plum Creek Stock Incentive Plan. The Stock Incentive Plan was presented to, and approved by, the Company's stockholders at the Company's 2000 Annual Meeting. We have recommended, as discussed in more detail below and in Proposal 2, an amendment and restatement of the Stock Incentive Plan. The primary reason for adopting these plans and for continuing them is to provide a compensation program that attracts, retains and rewards executive talent.

  Annual Incentive Compensation

        Each officer was provided an opportunity during fiscal year 2003 to earn an annual incentive bonus under the AIP based upon the Company's performance. The 2003 incentive bonus potential for the Company's officers, other than the Chief Executive Officer, was 100% of each officer's year-end base salary. As discussed below, the Chief Executive Officer's 2003 incentive bonus potential was 130% of his year-end base salary. The AIP bonus was calculated at year-end based on the Company's performance against its financial and strategic objectives established by the Compensation Committee at the beginning of the fiscal year. At the end of the fiscal year, the Compensation Committee reviewed the Company's performance against these pre-established goals, along with individual management performance, and used the results of this review process to determine each officer's AIP bonus amount. Excluding the Chief Executive Officer, the percentage amount of incentive bonus potential earned by the Company's officers for 2003 ranged from 92% to 100% of year-end base salary and was paid entirely in cash.

  Current Stock Incentive Plan

        The Stock Incentive Plan currently provides for the grant of stock options, restricted stock, dividend equivalents and value management awards. Dividend equivalents represent the right to receive a payment equal in value to the per-share dividend paid on each share of common stock underlying awarded stock options. Under the terms of the current plan and the agreements governing the specific terms of individual awards, dividend equivalents are earned only if the Company achieves a target stockholder return on an annualized basis over a five-year performance period. Value management awards are based upon and tied to the achievement, over a three-year performance period, of a measure of total stockholder return relative to that of a selected group of peer companies.

        Grants of stock options, dividend equivalents and value management awards under the Stock Incentive Plan are designed to provide long-term incentives for executive officers and senior managers that are directly linked to the enhancement of long-term stockholder value. Since the plan's adoption in May 2000, the Committee has exercised its discretion under the plan to grant stock options and tandem dividend equivalents every year, while value management awards have been granted every other year. Restricted stock is not awarded to the officers named in the Summary Compensation Table under the terms of the plan because compensation in the form of restricted stock payable to these individuals under the Stock Incentive Plan may fail to be fully deductible to the Company.

        The Compensation Committee selects the executive officers to receive stock options, dividend equivalent rights and value management awards, and determines the number of options and value management award units to be granted. The size of the individual option and value management award grants is generally intended to reflect the officer's position within the Company and his or her performance and contributions to the Company.

  Amended and Restated Stock Incentive Plan

        The committee has recommended to the Board, and the Board has approved subject to stockholder approval, an amendment and restatement of the Stock Incentive Plan. The amendment and restatement, which is discussed in detail in Proposal 2, would increase the number of shares reserved and available for issuance under the Stock Incentive Plan to 12,425,000. The increased number of shares will enable the Company to continue to use the Stock Incentive Plan as a means by which to attract, retain and reward executive talent.

        The amendment and restatement would also add restricted stock units as an additional form of award under the Stock Incentive Plan. Restricted stock units, as opposed to restricted stock that may be granted under the Stock Incentive Plan, can be granted to the officers named in the Summary Compensation Table and structured in such a manner so as to allow income received in respect of these awards to be fully deductible to the Company. In addition, these awards would provide award recipients with increased flexibility respecting the timing of when income attributable to such an award is taxable.

        Certain other proposed amendments include increasing the maximum payment to a covered employee in respect of a single value management award over a three-year performance period from $3,600,000, which was set in May of 2000, to $4,400,000, and granting the Compensation Committee greater discretion in establishing the performance goals relative to specific dividend equivalent awards.

CEO Compensation

        The Compensation Committee adheres to the same general compensation principles described above to determine Mr. Holley's compensation as President and Chief Executive Officer. Mr. Holley's base salary was set at $720,000 for fiscal year 2003, and for fiscal year 2004 his base salary was increased by approximately 3.5% to $745,200. The salary adjustment reflects the Compensation Committee's assessment of Mr. Holley's performance and the results of competitive compensation surveys for persons with comparable experience in the forest products industry. For purposes of this review, the Compensation Committee considers the same surveys as are used for all officers described above. For 2003, Mr. Holley's potential AIP incentive bonus was 130% of his base salary. Mr. Holley was awarded an incentive cash bonus for fiscal 2003 equaling 125% of his base salary, reflecting the Compensation Committee's assessment of the Company's performance with respect to its financial and strategic goals, and Mr. Holley's contributions in that regard. The Company exceeded its financial goal of funds from operations. Additionally, the Compensation Committee reviewed the Company's qualitative performance, including the achievement of specified strategic goals.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

        The Internal Revenue Code precludes the Company from taking a deduction for compensation in excess of $1 million for the officers named in the Summary Compensation Table. Certain performance-based compensation is specifically exempt from the deduction limit. The Company's policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under the Code.

        However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to further the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances. The Stock Incentive Plan is designed to qualify as a performance-based plan within the meaning of the Code so as to preserve the deductibility of compensation.

Stephen C. Tobias—Chairman

Robin Josephs, Hamid R. Moghadam and Carl B. Webb

COMPANY STOCK PRICE PERFORMANCE

        The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Composite Index and the Standard & Poor's Paper and Forest Product Stock Index for the five years ending December 31, 2003. The total stockholder return assumes $100 invested at the beginning of the period in the Company's common stock, the Standard & Poor's 500 Composite Index and the Standard & Poor's Paper and Forest Product Stock Index. It also assumes reinvestment of all dividends.

Total Stockholder Return for the Previous 1 Year:

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/2003
Plum Creek Timber	4.37%	14.16%	20.64%	-12.07%	36.39%
S&P Paper and Forest Product Stock Index	39.82%	-18.11%	2.40%	-14.44%	37.83%
S&P 500 Index	21.04%	-9.11%	-11.88%	-22.09%	28.67%

Indexed Total Return: Stock Price Plus Reinvested Dividends

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/2003
Plum Creek Timber	$100.00	$104.37	$119.15	$143.74	$126.40	$172.39
S&P Paper and Forest Product Stock Index	$100.00	$139.82	$114.50	$117.25	$100.31	$138.27
S&P 500 Index	$100.00	$121.04	$110.01	$96.94	$75.52	$97.17

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Price Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or Graph be incorporated by reference into any future filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The members of the Board of Directors, certain officers of the Company and persons who hold more than 10 percent of the Company's common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of and transactions in the Company's securities, and furnish the Company copies of all such reports they file.

Joan K. Fitzmaurice, Vice President, Audit and Financial Services, filed one amended Form 4 reporting a correction to a previously filed Form 4 that inadvertently reported an incorrect number of shares of common stock acquired pursuant to the settlement of performance rights awarded under the Company's Stock Incentive Plan. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all other reporting requirements under Section 16(a) of the Exchange Act for the year ended December 31, 2003 were met in a timely manner by its executive officers, Board members and greater than 10 percent stockholders.

PROPOSAL 2

Approval of the Amended and Restated Plum Creek Stock Incentive Plan

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

        The Company adopted the Plum Creek Timber Company, Inc. 2000 Stock Incentive Plan (the "Current Plan") effective upon stockholder approval, which occurred at the 2000 Annual Meeting held on May 10, 2000. The Current Plan will be amended and restated effective May 4, 2004 (the Amended and Restated Plum Creek Timber Company, Inc. Stock Incentive Plan will be referred to herein as the "Restated Plan"), subject to stockholder approval of the proposed amendments at the 2004 Annual Meeting. The Restated Plan amends the Current Plan principally to: increase the number of shares of common stock available for grant thereunder, from 3,425,000 to 12,425,000; provide for awards of restricted stock units; increase the maximum payment that may be made to one employee in respect of the three-year performance period for value management awards from $3,600,000 to $4,400,000; and provide the Compensation Committee with greater flexibility to define the performance goals for awards of dividend equivalents.

Increase in Number of Authorized Shares

        An aggregate of 3,425,000 shares of the Company's common stock were originally reserved for issuance under the Current Plan. As of March 19, 2004, approximately 112,063 shares of Plum Creek's common stock remained available for awards under the Current Plan. This amount assumes the Company achieves all performance goals related to all outstanding awards under the Current Plan, and also assumes a stock price of $21.50 (the 52-week low trading price for the Company's common stock) as it relates to the number of shares that would be required upon payout of the stock portion of all outstanding value management and dividend equivalent awards. Also as of March 19, 2004, 2,081,361 shares were subject to stock options (see detail below, "Stock Options Granted"), 56,312 shares were subject to restricted stock awards, and the market value of the Company's common stock was $32.21. The Restated Plan would increase the number of shares of the Company's common stock reserved for issuance by 9,000,000, and thereby ensure that the Company may continue to provide appropriate equity-based compensation to its directors, employees, consultants and advisors. All shares reserved and available for issuance under Restated Plan will be subject to the same provisions respecting adjustment and cancellation of awards as are currently provided in the Current Plan (see below, "Summary of the Restated Plan—Shares Available for Awards").

Restricted Stock Units

        The amendment to provide for the grant of restricted stock units (described more fully below, "Restricted Stock/Restricted Stock Units") will provide the Company with an additional means by which it may attract and retain executive talent. In addition, restricted stock units, as opposed to restricted stock, can provide restricted stock unit holders with increased flexibility with respect to when income from the vesting of the restricted stock units will be taxable.

Dividend Equivalents

        The amendment and restatement will broaden the Committee's discretion to define the performance goals applicable to awards of dividend equivalents. For example, the Committee, in its sole discretion, will be authorized to establish performance goals with either absolute or relative total shareholder return performance measures, or both. The Committee will also be authorized to specify a sliding scale percentage of dividend equivalents earned by a participant upon achievement by the Company of specified target shareholder return levels.

Summary of the Restated Plan

        The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Restated Plan. The following summary highlights those provisions of the Restated Plan that differ from the Current Plan. A copy of the Restated Plan is attached as Appendix B to this Proxy Statement.

        Purpose and General Description of the Restated Plan.    The purpose of the Restated Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to eligible participants that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company. The Restated Plan provides for the award of non-qualified stock options, dividend equivalents, restricted stock, restricted stock units and value management awards.

        Administration of the Restated Plan.    The Restated Plan will be administered by the Company's Board of Directors and/or a Compensation Committee (the "Committee") appointed by the Board of Directors consisting solely of two or more non-employee directors of the Company who qualify as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and "Non-Employee Directors" for purposes of Rule 16b-3 under the Exchange Act. The Committee has the authority to interpret the Restated Plan and the agreements pursuant to which awards are granted, to adopt rules for the administration, interpretation and application of the Restated Plan that are consistent with the Restated Plan, and to interpret, amend or revoke any of those rules. In its discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Restated Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. The Restated Plan provides that the Committee may delegate from time to time to a sub-committee or to a senior executive officer to the extent such delegation is appropriate under Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

        Shares Available for Awards.    The total number of shares of common stock reserved and eligible for issuance under the Restated Plan will be 12,425,000. All shares reserved and available for issuance under the Current Plan will be available for use in connection with awards granted under the Restated Plan. To the extent that an award expires, regardless of whether granted under the Current Plan or the Restated Plan, without having been exercised, or is forfeited or cancelled, or if a participant exercises an option by means of the delivery of shares of common stock, the shares of common stock subject to the expired, forfeited or cancelled award, or the shares delivered to exercise the option, will be available for re-grant under the Restated Plan. To the extent shares of common stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, those shares will be available for re-grant under the Restated Plan. With respect to dividend equivalents, only the number of shares of common stock actually issued will be considered in calculating the maximum number of shares available under the Restated Plan.

        If the Committee determines that any dividend, reclassification, stock split, reorganization, merger, consolidation or other similar change in corporate structure affects the common stock such that the Committee or the Board of Directors determines an adjustment is appropriate in order to prevent dilution, then the Committee or the Board will make appropriate adjustments to the maximum number and class of shares issuable under the Restated Plan and the number and/or class of shares and price per share in effect under each outstanding award.

        Awards and Eligibility.    The Restated Plan provides for grants of (a) non-qualified stock options (stock options not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("options"), (b) awards of restricted stock, (c) awards of restricted stock units, (d) dividend equivalents, and (e) value management awards to officers, directors, employees, consultants and advisors of the Company and its subsidiaries. As of March 19, 2004, approximately 117 employees had been granted an award under the Current Plan.

        Stock Options.    Options provide for the right to purchase common stock at an exercise price per share determined by the Committee, but that will be not less than the market value of our common stock on the date of grant. No individual may be granted options during any calendar year covering more than 621,250 shares of common stock under the Restated Plan, subject to adjustment for stock splits, mergers and other corporate restructurings.

        Unless otherwise provided in a particular award agreement, options will vest over a four-year period at a rate of 25% per year and will be exercisable after vesting, subject to such terms and conditions as will be determined by the Committee at or after the time of grant; provided, however, that the Committee may not grant an option with a term of more than 10 years from the date of grant. At any time after grant of an option, the Committee may, in its discretion, accelerate the period during which an option vests.

        Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price may be paid: (1) in cash or its equivalent, as determined by the Committee, (2) by means of any cashless exercise procedure approved by the Committee, (3) by delivery of restricted or unrestricted shares of common stock already owned by, and in the possession of, the optionee or (4) if authorized by the Board of Directors or the Committee, or if specified in the option agreement for the option being exercised, by a promissory note made by the optionee in favor of the Company. On the date the option price is to be paid, the optionee must make full payment to the Company of all amounts that must be withheld by the Company for Federal, state or local tax purposes or make arrangements satisfactory to the Committee regarding the payment of Federal, state or local taxes required by law to be withheld with respect to such award.

        If a participant's service to the Company terminates for any reason, including termination for cause, vested options may thereafter be exercised as provided in the participant's award agreement. However, if a participant's service to the Company terminates by reason of his or her death or total disability, any unvested options shall thereafter become fully vested and exercisable.

        The Committee, in its absolute discretion, may impose such limitations and restrictions on the exercise of options as it deems appropriate. Any such limitations will be set forth in the respective award agreement. An optionee may not exercise an option if in the sole and absolute discretion of the Committee the exercise of the option would likely result in the optionee's or any other person's ownership of capital stock being in violation of the ownership limit contained in the Company's Articles of Incorporation.

        Restricted Stock/Restricted Stock Units. A restricted stock award is an award of common stock that the recipient may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of for a period of time and subject to such other limitations and restrictions as the Committee may determine. A restricted stock unit award is an award of units, each of which represents the right to receive a share of common stock, that the recipient may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of for a period of time and subject to such other limitations and restrictions as the Committee may determine. Those officers of the Company whose compensation is subject to Section 162(m) of the Code ("Covered Employees") are not eligible to receive shares of restricted stock under the Restated Plan.

        Awards of restricted stock or restricted stock units may be granted either alone or in addition to other awards under the Restated Plan. The Committee will determine the eligible recipients; the timing and number of shares or units to be awarded; the price, if any, to be paid by each participant for the acquisition of restricted stock or restricted stock units; the restricted period applicable to awards; and all other conditions of awards. The recipient of restricted stock will generally have the rights of a stockholder of the Company with respect to voting and receipt of dividends during the restricted period. The recipient of restricted stock units will have no rights as a stockholder with respect to the units until a share certificate for common stock is issued to the recipient; provided, that during the restricted period applicable to a restricted stock unit award, the Company will pay to the unit holder an amount in cash equal to the sum of all dividends and other distributions paid by the company on the equivalent number of shares of common stock.

        Terms governing forfeiture of restricted stock or restricted stock units upon termination of employment or service as a director, consultant or advisor to the Company or to any Subsidiary for any reason during the restricted period will be set forth in the award agreement governing the awards. However, if a participant's service to the Company terminates by reason of his or her death or total disability, the restrictions or conditions applicable to any restricted stock or restricted stock unit awards shall lapse.

        Dividend Equivalents.    Dividend equivalents represent a 5-year right, granted in connection with an option granted under the Restated Plan, to receive cash and common stock equal in value to (x) the per-share dividends paid by the Company during that period, multiplied by (y) the number of shares of common stock underlying the option. Dividend equivalents are subject to the attainment of performance goals specified by the Committee. Once the goal is met, dividends for such year(s) will be credited to the participant and will earn interest at a market rate selected from time to time by the Committee. The performance goals are intended to comply with Section 162(m) and will be subject to equitable adjustment by the Committee to the extent permitted by Section 162(m).

        Should a participant's service to the Company terminate prior to the end of the 5-year performance period, dividend equivalents credited to the participant will be paid out in cash, except for dividend equivalents relating to non-vested options, which will be forfeited. If a participant's service to the Company terminates by reason of his or her death or total disability, all amounts credited to the participant for dividend equivalents earned under the terms of the award shall be paid to the participant.

        The maximum payment with respect to dividend equivalents granted in any one calendar year to a participant who is a "Covered Employee" for purposes of Section 162(m)(3) of the Code may not exceed an amount calculated by multiplying (x) the maximum number of options permitted to be granted to a single individual times (y) the dividend paid per share of common stock over the 5-year performance period, plus (z) any interest credited thereon.

        Value Management Awards. A value management award is an incentive compensation award that is contingent upon the attainment of performance goals during a specified 3-year performance period.

These performance goals will be tied directly to total shareholder return, are intended to comply with Section 162(m) of the Code, and are subject to equitable adjustment by the Committee to the extent permitted by Section 162(m). The Committee will specify the performance goals applicable to, and the face value of, each value management award granted to a participant, and the amounts that the participant is eligible to earn upon achievement of the performance goals.

        Unless otherwise provided in a particular award agreement, the performance goals will constitute a measure of total shareholder return, relative to a peer group of companies, market index or other composite, or any combination thereof, selected by the Committee, as set forth below:

Total Shareholder Return	Value Management Award
At or above the 75th percentile	200% of face value
Between the 50th and 75th percentiles	Sliding scale between 0 and 200%
Below the 50th percentile	0% of face value

        Upon a determination by the Committee that the performance goals have been achieved under the Restated Plan, appropriate amounts will be credited to each participant and will earn interest at a market rate selected from time to time by the Committee. In the case of participants who are "Covered Employees" for purposes of Section 162(m)(3) of the Code, unless otherwise determined by the Committee, such payments will be made only after achievement of the performance goals has been certified by the Committee.

        No payment in respect of a value management award granted for a performance period may be made to a participant in an amount that exceeds $4.4 million. Unless otherwise provided by the Committee in connection with specified terminations of employment, if a participant's employment with the Company terminates for any reason after a value management award has been earned, but prior to payment, the participant shall receive full payment in cash for his or her award.

        Non-Transferability.    Except as may be otherwise provided by the Committee, options awarded under the Restated Plan may be transferred only pursuant to a qualified domestic relations order or by will, by the laws of descent and distribution, by an instrument to an inter vivos or testamentary trust, or by gift to immediate family members, unless and until such awards have been exercised or the shares underlying such awards have been issued and all restrictions applicable to such shares have lapsed. During a participant's lifetime, options are exercisable only by the participant. Participants are not permitted under the Restated Plan to sell, transfer, pledge or assign restricted stock, dividend equivalents or value management awards.

        No Repricing of Options.    Once granted, the exercise price of an option granted under the Restated Plan may not be reduced.

        Amendment, Suspension or Termination of the Restated Plan.    The Board of Directors may at any time suspend or terminate the Restated Plan. The Board of Directors or Committee may also at any time amend the Restated Plan. However, no such amendment or revision may, unless appropriate stockholder approval of such amendment or revision is obtained, (1) increase the maximum number of shares which may be acquired pursuant to awards granted under the Restated Plan (except for adjustments described in the foregoing paragraph) or (2) increase the maximum number of shares of common stock (5% of the shares reserved for issuance under the Restated Plan) for which awards may be issued during any fiscal year to any participant. No amendment of the Restated Plan may alter or impair any rights or obligations under any awards already granted unless the holder of the award consents or the award otherwise provides. No awards may be granted or awarded during any period of suspension or after termination of the Restated Plan.

        Change in Control.    If a Participant's employment is terminated by the Company within one year following a Change in Control as defined in the Restated Plan other than for cause as defined in the Restated Plan (but not by reason of death or disability) or by the participant with good reason as defined in the Restated Plan, any options held by the participant under the Restated Plan not previously exercisable and vested will become fully exercisable and vested; any restrictions or conditions applicable to any restricted stock or restricted stock unit awards held by the participant under the Restated Plan will lapse and certificates representing shares of unrestricted stock will be issued to such participant within a reasonable period of time; with respect to dividend equivalents held by the participant under the Restated Plan, all amounts credited to the participant at the time of termination will be paid in cash to the participant within ten business days; and with respect to value management awards, the maximum level of performance set forth under the respective performance goals will be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each performance period)of each outstanding value management award granted to the participant, along with all amounts credited to the participant, will become payable in cash to the participant within ten business days.

Securities Laws and Federal Income Taxes

        Securities Laws.    The Restated Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3 of the Exchange Act. The Restated Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Restated Plan and options granted thereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        General Federal Tax Consequences.    Under current Federal laws, in general, recipients of awards and grants of nonqualified options, restricted stock, restricted stock units, dividend equivalents and value management awards under the Restated Plan are taxable under Section 61 or 83 of the Code upon their receipt of common stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients.

        Section 162(m) Limitation.    In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, option exercises, transfers of property and benefits paid under non-qualified plans) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation."

        Under Section 162(m), options will satisfy the "performance-based compensation" exception if the award of the options is made by a Board of Directors committee consisting solely of 2 or more "outside directors"; the Restated Plan sets the maximum number of shares that can be granted to any person within a specified period, and; the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as "performance-based compensation" if such awards are only granted or payable to the recipients based upon the attainment of objectively determinable and pre-established performance goals which are established by a qualifying committee and which relate to performance targets which are approved by the corporation's stockholders.

        The Restated Plan has been designed to permit the Committee to grant options that will qualify as "performance-based compensation." The Committee may grant awards to Section 162(m) participants that vest or become exercisable upon the attainment of performance goals determined by the Committee in its sole discretion. The specific performance goals to be determined by the Board or the Committee for dividend equivalents and value management awards are intended to comply with Section 162(m) of the Code, will be administered by the Board of Directors or the Committee and will be based upon total shareholder return. The performance goals will be subject to equitable adjustment by the Committee to the extent permitted by Section 162(m). The performance goals relate to any period the Committee designates as a performance period.

        Certain Federal Income Consequences.    Set forth below is a discussion of certain federal income tax consequences with respect to stock options that may be granted pursuant to the Restated Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the Restated Plan.

        The Restated Plan provides only for the grant of "non-qualified" stock options (herein referred to as "NQSOs"), which are not intended to be "incentive stock options" within the meaning of Section 422 of the Code. In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares of stock received at the time of exercise over the exercise price paid for the shares.

        In the event of a subsequent sale of shares of stock received upon the exercise of an NQSO, any appreciation or depreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares of stock over the participant's basis in such shares. The participant's basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO as described in the immediately preceding paragraph.

New Plan Benefits Table

        Due to the discretionary nature of awards under the Restated Plan and the fact that no awards have yet been granted under the Restated Plan, the amount of awards that may be granted under the Restated Plan to any individual is not determinable.

Stock Options Granted

        The following table shows, with respect to our named executive officers and the other individuals and groups indicated, the number of shares made subject to stock options granted under the Current Plan since its inception:

Name and Position	Number of Shares Underlying Options Granted
Rick R. Holley	500,000
Michael J. Covey	165,000
Thomas M. Lindquist	105,000
William R. Brown	170,000
James A. Kraft	91,500
All current executive officers, as a group	1,235,500
All current directors who are not executive officers, as a group	88,500
Ian B. Davidson	12,000
Robin Josephs	9,000
David D. Leland	12,000
John G. McDonald	12,000
Hamid R. Moghadam	12,000
John H. Scully	12,000
Stephen C. Tobias	12,000
Carl B. Webb	7,500
Each associate of any of the foregoing directors, executive officers or nominees	0
Each other person who received or is to receive five percent of such options	0
All employees, including all current officers who are not executive officers, as a group	757,361

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED PLUM CREEK STOCK INCENTIVE PLAN ON THE ENCLOSED PROXY CARD. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE AT THE MEETING IS NECESSARY FOR APPROVAL.

PROPOSAL 3

Ratify Appointment of the Independent Auditors

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

        Ernst & Young LLP ("Ernst & Young") currently serves as the Company's independent auditors, and that firm conducted the audit of the Company's accounts for the year 2003. The Audit and Compliance Committee appointed Ernst & Young in February of 2004 to serve as independent auditors to conduct an audit of the Company's accounts for the year 2004. A representative of Ernst & Young is expected to attend the Annual Meeting and be available to respond to appropriate questions and have the opportunity to make a statement if he or she desires to do so.

        Selection of the Company's independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit and Compliance Committee will reconsider whether to retain Ernst & Young, and it may retain that firm or another without re-submitting the matter to the Company's stockholders. Even if the stockholders ratify the appointment of Ernst & Young, the Audit and Compliance Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS ON THE ENCLOSED PROXY CARD.

INDEPENDENT AUDITORS

Fees to the Independent Auditors for 2002 and 2003

        Ernst & Young billed the Company for the following services during the years ended December 31, 2002 and December 31, 2003:

	2002	2003
Audit Fees	$372,291	$489,707
Audit Related Fees (a)	$47,000	$81,550
Tax Fees (b)	$515,018	$510,082
All Other Fees (c)	$25,000	$150,000

Total Fees	$959,309	$1,231,339

  (a)
  For 2002, principally audits of employee benefit plans. For 2003, principally audits of employee benefit plans and services with respect to internal controls.

  (b)
  For 2002, tax planning and research in the amount of $367,000, and tax compliance services (including U.S. federal returns) and tax examination assistance in the amount of $148,018. For 2003, tax planning and research in the amount of $295,362, and tax compliance services (including U.S. federal returns) and tax examination assistance in the amount of $214,720.

  (c)
  For each of 2002 and 2003, tax legislation consulting services.

        All of the services provided by the independent auditors in 2002 and 2003 were pre-approved by the Audit and Compliance Committee, which concluded that the provision of such services by the independent auditors was compatible with the maintenance of its independence in the conduct of its auditing functions. Consistent with the terms of its charter, the committee is required to pre-approve all audit and non-audit services provided by the independent auditors. The committee may delegate its pre-approval responsibility to a single member of the committee, provided that any pre-approval decisions made by any such single committee member is presented to the full committee at its next scheduled meeting. This responsibility has been delegated to Mr. Davidson, the Chairman of the committee, with respect to services to be provided prior to any scheduled meeting of the committee.

Other Matters Relating to the Independent Auditors

        On May 7, 2002, on the recommendation of the Audit and Compliance Committee, the Board of Directors dismissed PricewaterhouseCoopers LLP as Plum Creek's independent auditors and engaged Ernst & Young to serve as the Company's independent auditors for the fiscal year 2002.

        During the interim period January 1, 2002 through May 7, 2002, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused it to make reference to the subject matter in connection with its report. During that time, there were no "reportable events" as listed in Item 304(a)(1)(v)(A)-(D) of Regulation S-K.

        Plum Creek has provided Ernst & Young and PricewaterhouseCoopers with a copy of the foregoing disclosures prior to the filing of this Proxy Statement with the Securities and Exchange Commission.

PROPOSAL 4

Stockholder Proposal

        Mr. Bartlett Naylor, 1255 N. Buchanan, Arlington, Virginia 22205, owner of 300 shares of common stock, notified the Company that he intends to present a proposal at the Annual Meeting. Mr. Naylor's proposal and supporting statement, for which the Company has no responsibility, is set forth below.

Stockholder Statement

        Resolved, that shareholders request the company to endorse the CERES principles as part of its commitment to be publicly accountable for its environmental impact.

        Plum Creek's 7.8 million acres makes it the second largest private timberland owner in the nation. For the next three years, celebration of the historic Lewis & Clark bicentennial will showcase Plum Creek's stewardship of the vast swath of land our company owns along this trail. A New York Times editorial (8/10/03) that noted, "Along the 8,000-mile route of discovery lie places of staggering beauty, rich in animal life and deserving of protection for future generations...What better way to honor Jefferson's epiphanies than to save what we can?"

        Time Magazine, for example, has already devoted a cover story to the centennial, featuring the Lolo Pass. Opined the Missoulian newspaper: "History buffs hoping to glimpse the rigors and splendor Lewis and Clark found in 1805 and 1806 along a trail that served Indians for centuries will also learn a little something about the timber industry. It may be more than the industry wants people to learn." (Aug. 24, 2001)

        Sadly, when reporters and tourists travel in what should be a great national museum, they will find scarred hillsides and development subdivisions, complete with screaming off-road vehicles. "It is almost inconceivable that Plum Creek could have undertaken this project knowing the bicentennial was ahead," said Gene Thompson, a forestry technician who oversees trail maintenance for the Lolo National Forest. "That's what saddens me. This is the first time the trail has had so much attention focused on it." (Missoulian, Aug. 19, 2001)

        Some of the logging may be illegal. Plum Creek is or has been investigated by the federal government for six possible instances of illegally cutting trees and building logging roads in the National Forest in the region of the Lewis & Clark Trail. (http://www.headwatersnews.org/miss.treetheft.html)

        The CERES model can help our management better understand where short-term logging decisions may impair long-term community relations, relations important for the long term viability of our company. Plum Creek has said it doesn't need the CERES model that it subscribes to the Sustainable Forestry Initiative. Critics believe SFI is little more than "greenwashing." The SFI is administered by the American Forest & Paper Association, a trade group, as opposed to an organization independent of the industry.

        Plum Creek has stated that CERES principles are overly general for a company with its complex needs. Presumably, Plum Creek operations are no more complex than Ford, with its diverse operations, or Bank of America, with credit facilities to essentially all types of business, both of whom are CERES members. Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness. Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone.

I urge you to vote YES on this resolution

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

Company Statement

        This is substantially the same proposal submitted by the stockholder proponent, and overwhelmingly rejected by stockholders, at each of the Company's annual meetings in 2002 and in 2003. The board of directors maintains its position that the Company's current environmental policies and practices demonstrate a commitment to responsible resource management, and thus address the concerns articulated in the second resubmission of this proposal. You are therefore asked to vote "against" this proposal on your proxy card.

        The Company adheres to the philosophy that environmentally sound management practices contribute to the Company's growth and value by providing greater predictability in the management of its assets. Consistent with that philosophy, the Company subscribes to the Sustainable Forestry Initiative® (SFI) program, which represents an exacting standard of environmental principles, objectives and performance measures developed by professional foresters, conservationists, scientists, landowners and other stakeholders. The SFI program promotes the perpetual growing and harvesting of trees with the conservation of soil, air and water resources, wildlife and fish habitat, and aesthetics, and also takes into consideration the particular needs of organizations engaged in the commercial management of forest resources. The Company also adheres to its own rigorous set of principles developed for its manufacturing operations. Among other things, these manufacturing principles focus on minimizing the use of hazardous materials, making the most efficient use of its wood fiber, minimizing energy consumption and being a good neighbor by controlling noise, minimizing or preventing pollution and maintaining aesthetic values. Both the manufacturing principles and information about the SFI program, along with the latest reports about how the Company is doing as measured against these principles and objectives, can be found on the Company's website at www.plumcreek.com.

        In addition to these efforts, the Company also actively participates in habitat conservation planning on its timberlands. There are currently over 1.9 million acres of the Company's properties presently managed under five separate conservation agreements, each of which provides for the protection of numerous species and their habitat.

        The Company's board of directors maintains its position that it is not necessary, or in the Company's and its stockholders' best interests, to adopt the CERES principles. These principles were reviewed when the sponsoring stockholder initially made the proposal two years ago, and again on resubmission one year ago, and it was concluded each time that adopting them would not help better fulfill the Company's ongoing commitment to environmentally responsible resource management. The board continues to hold that position, and believes that the Company's current environmental initiatives represent the most specific and focused approach to environmentally responsible resource management for Plum Creek.

        THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS PROPOSAL AND RECOMMENDS THAT YOU VOTE "AGAINST" IT ON THE ENCLOSED PROXY CARD.

OUTSTANDING CAPITAL STOCK

        The common stock of the Company is its only class of voting capital stock. The Company's common stock is traded on the New York Stock Exchange and the Pacific Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on March 15, 2004. At the close of business on that date, the Company had issued and outstanding 185,222,817 shares of common stock, $.01 par value. The closing price of the Company's common stock on that date was $30.99.

STOCKHOLDER PROPOSALS

        The Company anticipates that the next Annual Meeting of stockholders will be held in May of 2005. Any stockholder of record who desires to submit a proposal for inclusion in the proxy materials related to the next Annual Meeting of Stockholders must do so in writing and it must be received at the Company's principal executive offices on or before November 19, 2004. Any stockholder proposal submitted for inclusion in the Company's proxy materials must comply with the requirements of Rule 14a-8 under the Exchange Act.

        If a stockholder intends to present a proposal at the 2005 Annual Meeting of stockholders that is not included in the Company's proxy statement, and the stockholder fails to properly notify the Company of such proposal in writing between February 3, 2005 and March 5, 2005, then any such proposal shall be considered untimely. Article II, Section 5 of the Company's Amended and Restated Bylaws governs submission of matters for presentation at stockholder meetings.

ANNUAL REPORT

        This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2003. Stockholders are referred to such report for financial and other information about the activities of the Company. Except for those pages specifically incorporated in this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

FORM 10-K

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PLUM CREEK TIMBER COMPANY, INC., INVESTOR RELATIONS, 999 THIRD AVENUE, SUITE 4300, SEATTLE, WASHINGTON, 98104-4096.

INCORPORATION BY REFERENCE

        According to the provisions of Schedule 14A under the Exchange Act, the following document or portion thereof is incorporated by reference: "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

OTHER MATTERS

        In the event that any matter not described herein is properly presented for a stockholder vote at the meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters that might be presented for stockholder action at the meeting.

APPENDIX A

PLUM CREEK TIMBER COMPANY, INC.

AUDIT AND COMPLIANCE COMMITTEE CHARTER

PURPOSE

        The Audit and Compliance Committee (the "Committee") is appointed by the Board of Directors of Plum Creek Timber Company, Inc. (the "Company") to assist the Board in oversight of (1) the integrity of the Company's financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors and (4) the compliance by the Company with legal and regulatory requirements. In addition, the Committee is appointed to annually prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's Annual Meeting Proxy Statement.

        In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel and other advisors as the Committee determines necessary or appropriate to carry out its duties.

COMMITTEE MEMBERSHIP

        The Committee will be composed of at least three (3) directors appointed by the Company's Board of Directors. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE") and the Sarbanes-Oxley Act of 2002 (the "Act") and the rules and regulations promulgated by the SEC pursuant to the Act.

        Each member of the Committee may serve on up to two (2) other public company audit committees, unless the Board determines that service on a greater number of audit committees would not impair the ability of such member to effectively serve on the Committee. Any such determination must be disclosed in the Company's Annual Meeting Proxy Statement.

        Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board. The Chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairperson, the members of the Committee, by a majority vote, may designate a Chairperson.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

Oversight of the Independent Auditor and the Internal Audit Function

        The Committee shall be directly responsible for, and have sole authority over, the appointment, termination, replacement, compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee shall pre-approve all audit and non-audit services provided by the independent auditor, and shall not engage the independent auditor to perform any non-audit service prohibited by law or regulation. The Committee may delegate to a single member of the Committee its responsibility to pre-approve such audit and non-audit services, provided that decision of any member to whom this responsibility is delegated shall be presented to the Committee at its next scheduled meeting.

        At least annually, the Committee shall obtain and review a report by the independent auditor describing: (1) the independent auditor's internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (3) to better assess the independent auditor's independence, all relationships between the independent auditor and the Company.

        The Committee's decision whether to select or replace the independent auditor shall be based upon an evaluation of the independent auditor's qualifications, performance and independence. In performing this evaluation, the Committee shall review the information in the foregoing annual reports from the independent auditor and the independent auditor's work throughout the year. This evaluation should also include a review and evaluation of the lead partner of the independent auditor, and take into account the opinions of management and personnel responsible for the Company's internal audit function.

        The Committee shall also set clear hiring policies for employees or former employees of the independent auditor that satisfy the rules of the SEC and the NYSE, as applicable.

        In addition, the Committee shall:

  •
  Review with the Company's internal audit staff and with the independent auditor the scope of their respective proposed financial audits.

  •
  Review with the Company's internal audit staff and with the independent auditor their respective annual financial audit plans, including the degree of coordination of the two plans.

  •
  Review the results of the financial audit with the independent auditor, as well as discuss the financial statements.

  •
  Review significant reports to management prepared by the Company's staff performing internal auditing, and management's response.

  •
  Review with the Company's internal audit staff and the independent auditor the adequacy and effectiveness of the internal controls of the Company and any special audit steps adopted in light of material control deficiencies.

  •
  Review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor's report on management's assertion.

  •
  Review with the independent auditor any audit problems or difficulties and management's response to any such problems.

  •
  Review (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, (2) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the financial statements and (3) the effect of regulatory and accounting initiatives on the financial statements of the Company.

Financial Statement and Disclosure Matters

        The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including the Company's disclosures under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

The Committee shall also review and discuss with management and the independent auditor the interim financial statements, including the Company's disclosures under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in each of the Company's Quarterly Reports on Form 10-Q. The Committee shall also review and discuss the type and presentation of information to be included in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

General Matters

        Meetings and Procedures.    The Committee should meet on a regular basis, but shall meet not less frequently than quarterly. Special meetings should be called as circumstances require. In addition, the Committee shall meet separately, periodically, with management, personnel responsible for the internal audit function and the independent auditor, to discuss any issues and concerns warranting the Committee's attention. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The Committee shall maintain appropriate procedures to insure accurate meeting agendas and minutes are prepared and filed in draft form as soon as practicable, with such meeting minutes presented to the Committee for approval at the next regularly scheduled Committee meeting. Such meeting agendas and minutes shall be filed in the Committee Minute Book upon approval. The Committee shall establish such rules, regulations and procedures as it determines appropriate and reasonably necessary for it to undertake its duties and responsibilities as set forth in this Charter. The Committee may form and delegate authority to subcommittees when appropriate.

        Reporting to the Board.    The Committee shall regularly report its activities to the full Board so that the Board is kept informed of its activities on a current basis.

        Risk Assessment and Risk Management.    The Committee shall discuss significant risks or exposures to the Company and the steps that the Company's management has taken to monitor and control such risks or exposures. The Committee shall discuss policies and guidelines to govern the process by which risk assessment and risk management is undertaken.

        Compliance.    The Committee shall provide oversight of the Company's compliance with legal and regulatory requirements.

        Committee Responsibilities and Performance Evaluation.    To ensure that the Committee's duties are being properly discharged, the Committee shall periodically review with the Company's legal counsel the legal responsibilities of the Committee members, as well as appropriate actions to be taken, and policies to be adopted, by the Committee. In addition, the Committee shall, in coordination with the Company's Corporate Governance and Nominating Committee, annually conduct an evaluation of its own performance to determine whether it is functioning effectively.

        Audit Committee Charter.    The Committee shall review and reassess the adequacy of this Charter annually.

        Complaints.    The Committee shall establish procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        Funding.    The Committee shall determine, and the Company shall provide the Committee with, the necessary funding for: (1) compensation of the independent auditor, independent counsel or other advisors employed by the Committee; and (2) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

LIMITATION OF AUDIT COMMITTEE'S ROLE

        In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (1) the integrity of those persons and organizations within and outside the Company from which it receives information, (2) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (3) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company. To the extent that one or more members of the Committee are designated in the Company's periodic filings with the Securities and Exchange Commission as an "audit committee financial expert", such persons will not be deemed to be an "expert" for any purpose, including for purposes of Section 11 of the Securities Act of 1933, as amended, and such designation does not impose any duties, obligations or liability on such persons that are greater than those imposed on such persons as members of the Committee in the absence of such designation, nor does it affect the duties, obligations or liability of any other member of the Committee or the Board.

APPENDIX B

AMENDED AND RESTATED PLUM CREEK TIMBER COMPANY, INC.
STOCK INCENTIVE PLAN

Section 1. General Purpose of Plan; Definitions.

        The Company (defined below) adopted the Plum Creek Timber Company, Inc. Stock Incentive Plan effective May 10, 2000, and has adopted this amendment and restatement effective as of May 4, 2004, subject to approval of the stockholders of the Company at the annual meeting of stockholders held on May 4, 2004 (the "Effective Date"). The name of the plan as amended and restated is the Amended and Restated Plum Creek Timber Company, Inc. Stock Incentive Plan (the "Plan").    The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (1)   "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

        (2)   "Award Agreement" shall mean, as the context requires, an agreement entered into with a Participant in connection with a Stock Option Award under Section 5 hereof, a Restricted Stock or Restricted Stock Unit award under Section 6 hereof, a Dividend Equivalent award under Section 7 hereof, or a Value Management Award under Section 8 hereof.

        (3)   "Board" means the Board of Directors of the Company.

        (4)   "Cause" shall mean (i) a Participant's conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) action by a Participant involving personal dishonesty, theft or fraud in connection with the Participant's duties as an employee of the Company or a Subsidiary, or (iii) if applicable, a breach of any one or more material terms of a Participant's employment agreement with the Company.

        (5)   "Change in Control" means the occurrence of any of the following events:

          (a)   any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes after the Effective Date (as defined in Section 14(2)) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (b)   during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 1(5)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

          (c)   there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (d)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        (6)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (7)   "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. The Committee may delegate its authority under the Plan to a sub-committee or to a senior executive officer of the Company to the extent such delegation is appropriate under Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

        (8)   "Company" means Plum Creek Timber Company, Inc., a Delaware corporation (or any successor corporation).

        (9)   "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

        (10) "Disability" or "Disabled" means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

        (11) "Dividend Equivalent" means a 5-year right, granted in connection with the grant of a Stock Option, pursuant to Section 7 below, to receive cash and Stock equal in value to dividends paid with respect to the number of shares of Stock underlying such Stock Option, subject to the attainment of Performance Goals.

        (12) "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or of any Subsidiary; provided, however, that with respect to Value Management Awards, "Eligible Recipient" means an officer or other key employee of the Company or of any Subsidiary.

        (13) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (14) "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, (A) if the Stock is publicly traded, the closing sale price of a share of Stock, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

        (15) "Good Reason" means, without a Participant's written consent, (i) a reduction in the Participant's titles, positions, duties and responsibilities as in effect immediately prior to a Change in Control, (ii) a reduction in the Participant's annual base salary or aggregate compensation and benefits opportunities as in effect immediately prior to a Change in Control or (iii) relocation of the Participant's principal place of employment to a location more than 35 miles from the Participant's principal place of employment immediately prior to a Change in Control.

        (16) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships of the Participant.

        (17) "Memorandum Account" means an account established by the Committee in the name and for the benefit of a Participant, to record accruals of cash and/or stock or stock units under the Plan that remain subject to time restrictions. Accrued amounts of cash and/or stock or stock units shall earn interest at a market rate of interest, as periodically determined in the reasonable discretion of the Committee.

        (18) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options, awards of Restricted Stock, Restricted Stock Units, Dividend Equivalents, Value Management Awards or any combination of the foregoing.

        (19) "Performance Goals" shall mean performance goals set forth herein, or as determined by the Committee in its sole discretion. Such goals will be based on attaining specified levels of Total Shareholder Return and may be applied to the performance of the Company relative to a market index or other composite, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. Performance Goals shall be subject to certification by the Committee; provided that, the Committee shall have the authority to make equitable adjustments to the Performance Goals, to the extent permitted by Section 162(m) of the Code, where applicable, in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

        (20) "Performance Period" shall mean: (i) as to any Value Management Award, the three-year period commencing on January 1, 2004, each three-year period commencing on the January 1 following the commencement of the then current Performance Period and such other periods as the Committee may determine, and (ii) as to any Dividend Equivalents, five years after the date of grant or such other period selected by the Committee.

        (21) "Restricted Stock" means shares of Stock subject to certain restrictions granted pursuant to Section 6 below.

        (22) "Restricted Stock Units" means the right to receive shares of Stock subject to certain restrictions granted pursuant to Section 6 below.

        (23) "Stock" means the common stock, par value $.01 per share, of the Company.

        (24) "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5 below that is not an "incentive stock option" within the meaning of Section 422 of the Code.

        (25) "Subsidiary" means (A) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain or (B) any partnership in which the Company and/or any Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

        (26) "Total Disability" or "Totally Disabled" shall mean: (a) if the Participant is subject to a legal decree of incompetency (the date of such decree being deemed the date on which such disability occurred); or (b) the written determination by a physician selected by the Administrator that, because of a medically determinable disease, injury or other physical or mental disability, the Participant is unable to engage in any substantial gainful activity, with or without reasonable accommodation, and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Administrator, in each case based upon medically available reliable information. The date of such Total Disability shall be the last day of such 12-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

        (27) "Total Shareholder Return" shall mean a computation consisting of Stock price appreciation (or depreciation) plus dividends paid, as calculated by the Committee in its reasonable discretion.

        (28) "Value Management Award" shall mean an incentive compensation award, granted pursuant to Section 8 below, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

Section 2. Administration.

        The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3") by the Board or, at the Board's sole discretion, by the Committee.

        Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan: (a) Stock Options, (b) awards of Restricted Stock or Restricted Stock Units, (c) Dividend Equivalents, (d) Value Management Awards or (e) any combination of the foregoing. In particular, the Administrator shall have the authority:

          (a)   to select those Eligible Recipients who shall be Participants;

          (b)   to determine whether and to what extent Stock Options, awards of Restricted Stock or Restricted Stock Units, Dividend Equivalents, Value Management Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

          (c)   to determine the number of shares of Stock to be covered by each award granted hereunder;

          (d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder, including, but not limited to, (x) the restrictions applicable to awards of Restricted Stock, Restricted Stock Units or Dividend Equivalents and the conditions under which restrictions applicable to such awards of Restricted Stock, Restricted Stock Units or Dividend Equivalents shall lapse, and (y) the Performance Goals and Performance Periods applicable to Dividend Equivalents and Value Management Awards; and

          (e)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options, awards of Restricted Stock, Restricted Stock Units, Dividend Equivalents, Value Management Awards or any combination of the foregoing granted hereunder.

        The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any Award Agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including, but not limited to the Company and the Participants.

Section 3. Stock Subject to Plan.

        The total number of shares of Stock reserved and available for issuance under the Plan shall be 12,425,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 5% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

        Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised or (ii) any shares of Stock subject to any award of Restricted Stock, Restricted Stock Units or Dividend Equivalents granted hereunder are forfeited or cancelled, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan. To the extent shares of Stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. As to awards of Dividend Equivalents, only the actual number of shares of Stock actually issued to Participants shall be considered in calculating the maximum number of shares of Stock available for delivery under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares of Stock are returned to the Company in satisfaction of such indebtedness, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan, (ii) the kind, number and option price of shares of Stock subject to outstanding Stock Options granted under the Plan, and (iii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock, Restricted Stock Units and Dividend Equivalents and granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4. Eligibility.

        Eligible Recipients shall be eligible to be granted Stock Options, awards of Restricted Stock, Restricted Stock Units, Dividend Equivalents, Value Management Awards or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5. Stock Options.

        Stock Options may be granted alone or in addition to other awards granted under the Plan. Unless a particular Award Agreement provides differently, each Participant shall be granted under Section 7 hereof one Dividend Equivalent for each Stock Option granted under this Section 5. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Options shall be made. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Participants who are granted Stock Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder. More than one award of Stock Options may be granted to the same Participant and be outstanding concurrently hereunder.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

        (1)   Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than the Fair Market Value of the Stock on such date.

        (2)   Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

        (3)   Exercisability. Unless provided for otherwise in a particular Award Agreement, Stock Options shall vest over a four year period at a rate of 25% per year and shall be exercisable after vesting, subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; provided, however, that no Stock Option shall be exercisable if the exercise of such Stock Option would result in a violation of the stock ownership limitations set forth in the Company's Charter. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any Change in Control of the Company.

        (4)   Method of Exercise. Subject to paragraph (3) of this Section 5, Stock Options may be exercised in whole or in part after vesting at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Stock already owned by the Participant which, (x) in the case of unrestricted Stock acquired upon exercise of an option, has been owned by the Participant for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised, or (iii) in the form of Restricted Stock subject to an award hereunder (based on the Fair Market Value of the Stock on the date the Stock Option is exercised). If payment of the option price is made in whole or in part in the form of Restricted Stock, the shares of Stock received upon the exercise of such Stock Option shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares of Stock equal to the number of shares surrendered upon the exercise of such Stock Option. A Participant shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (2) of Section 12 below.

        The Administrator may require the surrender of all or a portion of any Stock Option (and any associated Dividend Equivalents) granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m) of the Code, to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares of Stock previously subject to such canceled Stock Options shall again be available for future grants of Stock Options and other awards hereunder.

        (5)   Loans. The Company or any Subsidiary may make loans available to Stock Option holders in connection with the exercise of outstanding Stock Options, as the Administrator, in its sole discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company or any Subsidiary, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest at the applicable Federal interest rate or such other rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the aggregate option price less the par value (if any) of the shares of Stock covered by the Stock Option, or portion thereof, exercised by the holder and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and/or interest and the conditions upon which the loan will become payable in the event of the holder's termination of service to the Company or to any Subsidiary shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

        (6)   Non-Transferability of Options. Except as otherwise provided by the Administrator, Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than pursuant to a qualified domestic relations order, by will, by the laws of descent or distribution, by instrument to an inter vivos or testamentary trust in which the Stock Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to Immediate Family, and may be exercised, during the lifetime of the Participant, only by the Participant.

        (7)   Termination of Employment or Service. If a Participant's employment with or service as a director, consultant or advisor to the Company or to any Subsidiary terminates by reason of his or her death, Disability, Total Disability or for any other reason, vested Stock Options may thereafter be exercised to the extent provided in the Award Agreement evidencing such Stock Options, or as otherwise determined by the Administrator, but in no event shall the exercise period be less than thirty (30) days (or six (6) months in the event of termination by reason of death or Disability) following termination of employment with or service to the Company or a Subsidiary.

Section 6. Restricted Stock; Restricted Stock Units.

        Awards of Restricted Stock and/or Restricted Stock Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock or Restricted Stock Units shall be made; the number of shares or units to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the Restricted Period (as defined in paragraph (2) of this Section 6 applicable to awards of Restricted Stock or Restricted Stock Units; and all other conditions of the awards of Restricted Stock or Restricted Stock Units. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the award of Restricted Stock or Restricted Stock Units upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion.

        The provisions of the awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock or Restricted Stock Units under substantially the same terms and conditions as provided in paragraph (5) of Section 5 of the Plan with respect to the exercise of Stock Options.

        (1)   Awards and Certificates. The prospective recipient of awards of Restricted Stock or Restricted Stock Units shall not have any rights with respect to any such award, unless and until such recipient has executed an Award Agreement evidencing the award and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 6(2), (i) each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such award.

        The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

        Notwithstanding anything to the contrary contained in this Section 6, in no event shall awards of Restricted Stock be granted to a Covered Employee.

        Each Participant who receives Restricted Stock Units shall be eligible to receive, at the expiration of the applicable Restricted Period, one share of Stock for each unit awarded, and the Company shall issue to each such Participant that number of shares of Stock. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Stock are issued to the Participants; provided, however, that during the applicable Restricted Period for all Restricted Stock Units awarded hereunder, the Company shall pay to each such Participant an amount equal to the sum of all dividends and other distributions paid by the Company on that equivalent number of shares of Stock.

        (2)   Restrictions and Conditions. The awards of Restricted Stock or Restricted Stock Units granted pursuant to this Section 6 shall be subject to the following restrictions and conditions:

          (a)   Subject to the provisions of the Plan and the Award Agreement governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock or Restricted Stock Units awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the Participant's termination of employment or service as a director, consultant or advisor to the Company or any Subsidiary, the Participant's death or Disability or Total Disability.

          (b)   Except as provided in paragraph (2)(a) of this Section 6, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

          (c)   Subject to the provisions in Section 9 below, the rights of Participants granted awards of Restricted Stock or Restricted Stock Units upon termination of employment with or service as a director, consultant or advisor to the Company or a Subsidiary for any reason during the Restricted Period shall be set forth in the Award Agreement governing such awards.

Section 7. Dividend Equivalents.

        The Administrator is authorized to grant awards of Dividend Equivalents to Eligible Participants, subject to such terms and conditions as the Administrator shall determine, including the attainment of Performance Goals.

        (1)   The prospective recipient of awards of Dividend Equivalents shall not have any rights with respect to any such award, unless and until such recipient has executed an Award Agreement evidencing the award and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date.

        (2)   Notwithstanding anything to the contrary contained in this Section 7, in no event shall the payout with respect to Dividend Equivalents granted in any one calendar year to a Participant who is a Covered Employee exceed an amount calculated by multiplying the maximum number of Stock Options permitted to be granted to a single individual pursuant to Section 3 hereof times the dividend paid per share of Stock over the 5-year Performance Period of such Dividend Equivalents, plus any interest credited thereon. Participants shall not be permitted to sell, transfer, pledge or assign Dividend Equivalents.

        (3)   Dividend Equivalents shall be subject to the attainment of Performance Goals set by the Administrator. Upon a determination by the Committee that Performance Goals have been achieved under the Plan, amounts will be credited to each Participant's Memorandum Account in accordance with the terms of each such Participant's Award Agreement.

        (4)   Dividend Equivalents granted with respect to specified Stock Options shall terminate with respect to the opportunity to earn additional dividends if and to the extent that the associated Stock Option is exercised.

        (5)   Unless otherwise provided in a particular Award Agreement, amounts credited to a Participant's Memorandum Account, including any interest credited thereon, shall be paid within a reasonable time following the end of the 5th year after grant of the Dividend Equivalent, and shall be paid 50% in Stock and 50% in cash.

        (6)   Within a reasonable period of time following termination of employment with or service to the Company or a Subsidiary, a Participant shall receive an amount in cash equal to the amount credited to such Participant's Memorandum Account with respect to vested Stock Options. Subject to Section 9 below, all Dividend Equivalents relating to non-vested Stock Options shall be forfeited.

Section 8. Value Management Awards.

        The Administrator is authorized to grant Value Management Awards to Eligible Recipients. Subject to Section 8(2) below, in determining the persons to whom Value Management Awards shall be granted and the face value of each Value Management Award, the Administrator shall take into account such factors as the Administrator shall deem relevant in connection with accomplishing the purposes of the Plan. Value Management Awards granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time approve.

        (1)   In General. The Administrator shall specify with respect to each 3-year Performance Period, the Performance Goals applicable to each Value Management Award, the face value of the Value Management Award granted to a Participant, and the amounts that the Participant is eligible to earn upon achievement of the Performance Goals for such Performance Period. Unless otherwise provided in a particular Award Agreement, the Performance Goals shall constitute a measure of Total Shareholder Return, relative to a peer group of companies, market index or other composite, or a combination thereof, selected by the Committee, as set forth below:

Total Shareholder Return	Value Management Award Earned
At or above the 75th percentile	200% of face value
Between the 50th and 75th percentiles	Sliding scale between 0 and 200%
Below the 50th percentile	0% of face value

        (2)   Special Provisions Regarding Value Management Awards. Notwithstanding anything to the contrary contained in this Section 8, in no event shall payment in respect of a Value Management Award granted for a Performance Period be made to a Participant who is a Covered Employee in an amount that exceeds $4.4 million.

        (3)   Memorandum Accounts. Upon a determination by the Committee that Performance Goals have been achieved under the Plan, amounts will be credited to each Participant's Memorandum Account in accordance with the terms of each such Participant's Award Agreement.

        (4)   Time and Form of Payment. Unless otherwise determined by the Administrator, all payments of amounts credited to a Participant in his or her Memorandum Account in respect of Value Management Awards granted under this Plan shall be made 50% at the beginning of the 4th year following the grant of such Award and 50% at the beginning of the 5th year following the grant of such award, with each such payment to be paid out 50% in cash and 50% in Stock.

In the case of Participants who are Covered Employees, unless otherwise determined by the Administrator, such payments shall be made only after achievement of the Performance Goals has been certified by the Administrator.

        (5)   Termination of Employment. Unless otherwise provided by the Administrator in connection with specified terminations of employment and except as otherwise provided herein, if a Participant's employment terminates for any reason, including termination for Cause, after a Value Management Award has been earned with respect to a completed Performance Period but prior to the payment of a Value Management Award with respect to that Performance Period, the full amount of the Value Management Award shall be payable to such Participant for that Performance Period, and all amounts credited to such Participant's Memorandum Account shall be payable in cash to the Participant within ten business days. Should a Participant die or become Disabled or Totally Disabled at any time during a Performance Period, a pro rata award may be paid based upon the Participant's number of full months of active service during the Performance Period. In addition, if a Participant's employment is terminated within one year following a Change in Control (A) by the Company or a Subsidiary other than for Cause (but not by reason of death or Disability or Total Disability) or (B) by the Participant with Good Reason, then, in any such case, as of the date the Participant's employment with the Company is terminated, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each Performance Period) of each outstanding Value Management Award granted to the Participant, along with all amounts credited to the Participant's Memorandum Account, shall become payable in cash to the Participant within ten business days. The Administrator shall have the authority to specify the manner, if any, in which Value Management Awards will be deemed earned in the event of specified terminations of employment during a Performance Period, but in no event inconsistent with the foregoing provisions.

Section 9. Acceleration of Awards.

        Notwithstanding any provision to the contrary contained in the Plan, if a Participant's employment with or service to the Company or a Subsidiary is terminated by reason of death or Total Disability, or within one year following a Change in Control (A) by the Company or a Subsidiary other than for Cause or (B) by the Participant with Good Reason, then, in any such case, as of the date the Participant's employment with or service to the Company or a Subsidiary is terminated:

        (1)   any Stock Options held by the Participant under the Plan not previously exercisable and vested shall become fully exercisable and vested;

        (2)   any restrictions or conditions applicable to any Restricted Stock or Restricted Stock Unit awards held by the Participant under the Plan shall lapse and in each case certificates representing shares of unrestricted Stock shall be issued to such Participant within a reasonable period of time, bearing only such legends and other restrictions as are necessary, in the Committee's reasonable discretion, under the Securities Act of 1933 ("Securities Act") or the Code;

        (3)   with respect to Dividend Equivalents held by the Participant under the Plan, all amounts credited to the Participant's Memorandum Account at the time of termination shall be paid in cash to the Participant within ten business days.

Section 10. Amendment and Termination.

        The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that, without the approval of the stockholders (as described below), would:

        (1)   except as provided in Section 3 of the Plan, increase the total number of shares of Stock reserved for issuance under the Plan;

        (2)   change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or

        (3)   extend the maximum option period under paragraph (2) of Section 5 of the Plan.

        Notwithstanding the foregoing, stockholder approval under this Section 10 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to an employee benefit plan of the Company.

        The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, except as otherwise specifically provided herein, no such amendment shall impair the rights of any Participant without his or her consent.

        To the extent that the Committee determines that the restrictions imposed by the Plan preclude achievement of the Plan's material purposes in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices outside of the United States.

Section 11. Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 12. General Provisions.

        (1)   Shares of Stock shall not be issued pursuant to the exercise of any award granted hereunder unless the exercise of such award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (2)   The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        (3)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

        (4)   Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company may, to the extent permitted by law, in lieu of the payment of cash by the Participant, satisfy its tax withholding obligation by withholding Stock due and payable to the Participant pursuant to an award.

        (5)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 13. Governing Law.

        The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Washington without giving effect to the conflict of laws principles thereof.

Section 14. Stockholder Approval; Effective Date of Plan.

        (1)   The grant of any award hereunder shall be contingent upon stockholder approval of the Plan being obtained within twelve (12) months before or after the date the Board adopts the Plan.

        (2)   Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of the Effective Date.

Section 15. Term of Plan.

        No Stock Option or awards of Restricted Stock, Restricted Stock Units, Dividend Equivalents or Value Management Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

MAP TO THE WASHINGTON ATHLETIC CLUB

Reprinted with the permission of the Washington Athletic Club

Driving Instructions	Address
Northbound on Interstate Highway 5	Washington Athletic Club 1325 Sixth Avenue, Seattle, Washington 98111
Take the Seneca Street Exit
Turn right on Sixth Avenue	•	The Washington Athletic Club is located in Downtown Seattle on Sixth Avenue, between
Southbound on Interstate Highway 5		Union Street and University Street
Take the Union Street Exit From Union Street, turn left on Fifth Avenue Turn left on University Street Turn left on Sixth Avenue	•	Washington Athletic Club Parking is available one block north of the Clubhouse just past Union Street on the left.
Westbound on Interstate Highway 90
Merge to Interstate Highway 5 Northbound Take the Madison Street Exit Turn left on Madison Street Turn right on Sixth Avenue

PROXY

This Proxy is Solicited on Behalf of the Board of Directors for
the 2004 Annual Meeting of Stockholders, May 4, 2004.

        The undersigned acknowledges receipt of (a) the Notice of 2004 Annual Meeting of the Stockholders of Plum Creek Timber Company, Inc. (the "Company"), (b) the accompanying Proxy Statement, and (c) the Annual Report of the Company for its fiscal year ended December 31, 2003. Rick R. Holley, William R. Brown and James A. Kraft, or any one of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of the Company which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders to be held at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington, on May 4, 2004 or any adjournment thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment thereof.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3 AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4 AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET. SEE INSTRUCTIONS ON REVERSE SIDE.

Address Changes:

CONTINUED AND TO BE SIGNED ON REVERSE
PLUM CREEK TIMBER COMPANY, INC. 999 THIRD AVENUE, SUITE 4300 SEATTLE, WASHINGTON 98104-4096

PLUM CREEK TIMBER COMPANY, INC.
999 THIRD AVENUE, SUITE 4300
SEATTLE, WASHINGTON 98104-4096

[Stockholder Name and Address]

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Plum Creek Timber Company, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN YOU PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

[NUMBER OF SHARES] [CONTROL NUMBER] [ACCOUNT NUMBER]
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	PLMCRK	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLUM CREEK TIMBER COMPANY, INC.

Proposal 1

1.	ELECTION OF DIRECTORS.
Nominees:	(1) Rick R. Holley (2) Ian B. Davidson (3) Robin Josephs (4) David D. Leland (5) John G. McDonald (6) Hamid R. Moghadam (7) John H. Scully (8) Stephen C. Tobias (9) Carl B. Webb	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark "For All Except and write the nominee's name and number on the line below.
Proposal 2		For	Against	Abstain
2.	PROPOSAL REGARDING APPROVAL OF AMENDED AND RESTATED STOCK INCENTIVE PLAN	☐	☐	☐
Proposal 3		For	Against	Abstain
3.	PROPOSAL TO RATIFY APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐
Proposal 4		For	Against	Abstain
4.	STOCKHOLDER PROPOSAL REGARDING ADOPTION OF CERES PRINCIPLES	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposal 1; "FOR" Proposal 2; "FOR" Proposal 3 and "AGAINST" Proposal 4.

Mark here for address change and note on reverse side. ☐

In their discretion the Proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.

[Stockholder Name and Address]

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date

QuickLinks

PLUM CREEK TIMBER COMPANY, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 4, 2004
CONTENTS
PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 4, 2004
PROPOSAL 1 Election of Directors
PROPOSAL 2 Approval of the Amended and Restated Plum Creek Stock Incentive Plan
PROPOSAL 3 Ratify Appointment of the Independent Auditors
PROPOSAL 4 Stockholder Proposal
PLUM CREEK TIMBER COMPANY, INC. AUDIT AND COMPLIANCE COMMITTEE CHARTER
AMENDED AND RESTATED PLUM CREEK TIMBER COMPANY, INC. STOCK INCENTIVE PLAN
MAP TO THE WASHINGTON ATHLETIC CLUB
PROXY